Exhibit 2.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

DATED              15 August       2025

(1)	ANTEV

(2)	THE ANTEV VENDORS' REPRESENTATIVES

(3)	THE PURCHASER

_________________________________________________

DEED OF VARIATION RELATING TO

A SECURITIES EXCHANGE AGREEMENT

DATED 29 JUNE 2025 (AS AMENDED

AND RESTATED ON 1 AUGUST 2025)

_________________________________________________

This Deed is dated       15 August       2025

Between:

(1) ANTEV LIMITED, a company incorporated under the laws of England and Wales whose registered number is 08764600 and whose registered office is at Ibex House, Baker Street, Weybridge, England, KT13 8AH ("Antev");

(2) AMIT KOHLI of [***] and OLAV HELLEBO of [***] as the representatives of the Antev Vendors under the Agreement (as defined below) (Amit Kohli and Olav Hellebo together, being the "Antev Vendors' Representatives"); and

(3) MEDICUS PHARMA LTD., a corporation existing under the laws of the Province of Ontario (the "Purchaser"),

each a "Party" and, together, the "Parties".

Background:

(A) Antev, the Purchaser and the Initial Antev Vendors entered into a securities exchange agreement dated 29 June 2025 for the sale and purchase of the entire issued and to be issued share capital of Antev ("Initial Agreement") and subsequently amended and restated the terms of the Initial Agreement pursuant to a deed of variation dated 1 August 2025 (the amended and restated copy of the Initial Agreement being the "Agreement").

(B) The Parties now wish to vary the terms of the Agreement as set out in this Deed with effect from the date of this Deed (the "Variation Date"), in accordance with Clause 14.11 of the Agreement. In accordance with Clause 14.11 of the Agreement, the Antev Vendors' Representatives are signing this Deed on behalf of the Antev Vendors.

Agreed Terms:

1. Terms defined in the Agreement

In this Deed, expressions defined in the Agreement and used in this Deed have the meaning set out in the Agreement unless otherwise defined. The rules of interpretation set out in the Agreement apply to this Deed.

2. Variation

2.1 With effect from the Variation Date the Parties agree that the Agreement shall be amended and restated as shown in the form of the Agreement attached as Schedule 1 to this Deed, where deletions to the original contract are shown in struck through text and additions are shown in underlined text (the "Amended and Restated Agreement").

2.2 Except as set out in Clause 2.1, the provisions of the Agreement shall continue in full force and effect and any reference in the Amended and Restated Agreement or any other document to the Agreement or to a provision of the Agreement will be construed as a reference to the Amended and Restated Agreement.

2.3 To the extent of any conflict between the terms of the Agreement and this Deed, the terms of this Deed shall prevail.

3. Continuing Obligations and No Prejudice

Notwithstanding anything to the contrary:

3.1.1 this Deed shall not affect any rights or obligations of any of the parties to the Agreement which have arisen or accrued under the provisions of the Agreement prior to the date hereof and such rights and obligations are not in any way prejudiced by the provisions of this Deed; and

3.1.2 the provisions of this Deed shall not be interpreted as a waiver of any rights, benefits, obligations and/or liabilities of the parties to the Agreement which have arisen or accrued under the provisions of the Agreement prior to the date hereof.

4. Incorporation of terms

The provisions of Articles 1 (Interpretation), 10.2 (Public Notices), 14.2 (Assignment) and Articles 14.6 (Severability) to 14.12 (Counterparts) of the Agreement shall apply to this Deed and have effect as if set out mutatis mutantdis in this Deed.

5. Governing law

This Deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

6. Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Deed or its subject matter or formation.

This document has been duly executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

[Signature pages follow]

Schedule 1 Amended and Restated Agreement

AMENDED AND RESTATED SECURITIES EXCHANGE AGREEMENT

THIS AMENDED AND RESTATED SECURITIES EXCHANGE AGREEMENT (this "Agreement") is made effective as of the 1st day of August, 2025 (the "Execution Date")

AMONG:

ANTEV LIMITED, a company incorporated under the laws of England and Wales whose registered number is 08764600 and whose registered office is at Ibex House, Baker Street, Weybridge, England, KT13 8AH

("Antev")

AND:

EACH OF THE SECURITYHOLDERS OF ANTEV set out in Part I of Schedule "A" attached hereto who have signed this Agreement on the Execution Date

(collectively, the "Initial Antev Vendors", and each an "Initial Antev Vendor")

AND:

EACH OF THE SECURITYHOLDERS OF ANTEV set out in Part II of Schedule "A" attached hereto who become parties to this Agreement following the Execution Date and prior to Closing by signing a Deed of Adherence (as defined herein)

(collectively, the "Adhering Antev Vendors", and each an " Adhering Antev Vendor" and together with the Initial Antev Vendors, the "Antev Vendors" and each an "Antev Vendor")

AND:

MEDICUS PHARMA LTD., a corporation existing under the laws of the Province of Ontario

(the "Purchaser")

WHEREAS the Parties (as defined herein) entered into a securities exchange agreement dated as of June 29, 2025 (the "Original Agreement");

AND WHEREAS the Parties amended certain terms of the Original Agreement pursuant to a deed of variation dated August 1, 2025 in order to set out the amended terms and conditions of the Transaction;

AND WHEREAS the Antev Vendors are legally and beneficially entitled to all of the outstanding Antev Vendors' Securities (as defined herein), and will therefore be the legal and beneficial owners of all the issued and outstanding Antev Vendors' Shares (as defined herein) as at the Closing (as defined herein);

AND WHEREAS the Purchaser intends to serve an offer in writing on all of the holders of Antev Shares to acquire all of the issued and outstanding Antev Shares as at the Closing on the terms of this Agreement (the "Offer Letter"). The Offer Letter will constitute an "Approved Offer" pursuant to the articles of association of Antev (the "Antev Articles") and will be open for acceptance for at least 15 Business Days from the date of the Offer Letter and on the terms that the sale and purchase of all of the Antev Shares in respect of which the offer is accepted will be completed at the same time on the Closing Date;

AND WHEREAS Antev will send the following documents to each of the Antev Vendors simultaneously with the service of the Offer Letter:

(a) a deed of adherence to this Agreement substantially in the form attached hereto as Schedule "E" (the "Deed of Adherence") which shall constitute each Adhering Antev Vendor's acceptance of the Offer Letter; and

(b) a form of notice substantially in the form attached hereto as Schedule "F" to be executed as soon as reasonably practicable after the date of the Offer Letter by, or on behalf of, persons holding 75% or more of the Antev Shares then in issue (the "Shareholder Special Majority") notifying each Adhering Antev Vendor that the Shareholder Special Majority is exercising its Drag Along Right (as defined herein) in accordance with the Antev Articles and requiring each Adhering Antev Vendor to sign a Deed of Adherence to accept the Offer Letter (the "Drag Along Notice"),

(together, the "Offer Documents");

AND WHEREAS upon the terms and subject to the conditions set forth in this Agreement, the Antev Vendors have agreed, or will as at the time of Closing have agreed or otherwise become bound, to sell to the Purchaser, and the Purchaser has agreed to purchase from the Antev Vendors, all of the Antev Vendors' legal and beneficial interest in the Antev Vendors' Shares, such that, immediately following the Closing, all of the Antev Vendors' Shares will be owned by the Purchaser, and Antev will be a subsidiary of the Purchaser;

AND WHEREAS the Transaction has been approved by a majority of the Antev Shares present in person or represented by proxy at a general meeting of shareholders of Antev held on July 15, 2025; however, Antev shareholders representing fewer than 75% of all the issued and outstanding Antev Shares have thus far agreed to sell their Antev Shares to the Purchaser pursuant to this Agreement;

AND WHEREAS in light of the foregoing, the Purchaser may acquire more than a majority of the voting rights exercisable at a shareholder meeting of Antev, and therefore, in accordance with Article 39 of the Antev Articles, has made an offer (the "Tag Offer") to acquire all of the Antev Shares (including any Antev Shares which may be allotted pursuant to the exercise or conversion of Antev Options and other rights to subscribe for or securities convertible into equity shares of Antev) which are not held by the Antev Vendors;

THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Antev, each of the Antev Vendors and the Purchaser (each, a "Party" and two or more being "Parties") covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Agreement, the following words and phrases will have the following meanings:

"1933 Act" means the United States SECURITIES ACT OF 1933, as amended;

"1934 Act" means the United States Securities Exchange Act of 1934, as amended;

"Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer, proposal, expression of interest, or inquiry, whether oral or written, from any Person (other than the Purchaser or any of its Affiliates), relating to:

(a) any direct or indirect acquisition, sale, lease, long-term supply agreement or other arrangement having the same economic effect as a sale of: (i) the assets of Antev that, individually or in the aggregate, constitute 20% or more of the fair market value of the consolidated assets of Antev; or (ii) 20% or more of any voting or equity securities of Antev,

(b) any take-over bid, tender offer or exchange offer for any class of voting or equity securities of Antev,

(c) a plan of arrangement, scheme of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, winding-up, dissolution, exclusive license or other similar transaction involving Antev,

(d) any transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, or which could reasonably be expected to materially reduce the benefits to the Purchaser under this Agreement, or

(e) any other similar transaction or series of transactions involving Antev;

"Affiliate" means, with respect to any specified Person at any time, each Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under direct or indirect common control with, such specified Person at such time;

"Agreement" means this Securities Exchange Agreement, and all of the schedules and other documents attached hereto, as it may from time to time be supplemented or amended;

"Allowed Delay" has the meaning set forth in Section 11.5(d);

"Antev A Ordinary Shares" means the A ordinary shares of £0.01 each in the capital of Antev, and "Antev A Ordinary Share" means any one of them;

"Antev Articles" has the meaning given to it in the Recitals;

"Antev ASAs" means the advanced subscription agreements of Antev, and "Antev ASA" means any one of them;

"Antev Assets" means all assets of Antev necessary for the operation of the Antev Business;

"Antev Board" means the board of directors of Antev;

"Antev Business" means all business conducted by Antev at any time prior to the Closing;

"Antev Data Room" means the electronic data room, as it existed as of 13:00 p.m. (London, England time) on June 29, 2025 and made available by Antev to the Purchaser in connection with the Transaction;

"Antev Disclosure Statement" means the disclosure statement of Antev delivered by Antev to the Purchaser on execution of this Agreement and, subsequently updated and delivered to the Purchaser at the Closing, as updated to the time of Closing, disclosing information against the warranties given by Antev in Article 3;

"Antev Financial Statements" means the financial statements of Antev for the fiscal year ended December 31, 2024 and the unaudited interim financial statements of Antev for the three and six months ended June 30, 2025 and 2024, prepared in accordance with US GAAP;

"Antev Intellectual Property" means all Intellectual Property owned or used by Antev or the Antev Subsidiary, including the Antev Licensed Intellectual Property and the Antev Owned Intellectual Property;

"Antev Licensed Intellectual Property" means Intellectual Property used by Antev or the Antev Subsidiary under a right or license from any other Person;

"Antev Meeting" has the meaning ascribed thereto in Section 11.12(a);

"Antev Options" means stock options of Antev, and "Antev Option" means any one of them;

"Antev Ordinary Shares" means the ordinary shares of £0.01 each in the capital of Antev, and "Antev Ordinary Share" means any one of them;

"Antev Owned Intellectual Property" means: (a) any item of Intellectual Property owned or purported to be owned by Antev, and (b) any item of Intellectual Property in which Antev has or purports to have any other ownership interest;

"Antev Securities" means the Antev Shares (including any Antev Shares to be issued pursuant to the Antev ASAs, Antev Options and Antev Warrants), and any other securities or other indebtedness of Antev convertible or exercisable into, or exchangeable for, Antev Shares;

"Antev Shares" means, collectively, the Antev Ordinary Shares and the Antev A Ordinary Shares, including any Antev Shares to be issued pursuant to the Antev ASAs or upon the exercise or conversion of the Antev Options or Antev Warrants, and "Antev Share" means any one of them;

"Antev Subsidiary" means the subsidiary of Antev listed in the Antev Disclosure Statement;

"Antev Vendors' Representatives" means Amit Kohli and Olav Hellebø, who are authorised by the Antev Vendors pursuant to the terms of Article 13;

"Antev Vendors' Securities" means the Antev Securities held by the Antev Vendors as at the Closing Date;

"Antev Vendors' Shares" means the Antev Shares held by the Antev Vendors as at the Closing Date;

"Antev Warrants" means share purchase warrants of Antev, and "Antev Warrant" means any one of them;

"Applicable Laws" means, with respect to any Person, any domestic (whether federal, state, territorial, state, provincial, municipal or local) or foreign statutes, laws, ordinances, rules, regulations, administrative interpretations, regulations, Orders, writs, injunctions, directives, judgments, decrees or other requirements of any Governmental Body applicable to such Person or any of its Affiliates or any of their respective properties, assets, Employees, consultants or agents (in connection with such Employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates), including Applicable Securities Laws;

"Applicable Securities Laws" means all applicable securities laws in all jurisdictions relevant to the Purchaser, the Purchaser Securities or the issuance of securities of the Purchaser pursuant to the terms of this Agreement, including but not limited to, the 1933 Act, the 1934 Act, and the rules, regulations and policies of the SEC and Nasdaq;

"Associate" means, with respect to any Person: (a) any other Person of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities issued by such other Person, (b) any trust or other estate in which such Person has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any Affiliate thereof;

"AUR" means acute urinary retention;

"Business Day" means any day on which commercial banks are generally open for business in the City of Toronto, Ontario, the City of London, United Kingdom and the City of New York, United States other than a Saturday, a Sunday or a day observed as a holiday in such jurisdiction under Applicable Laws;

"CDP" means clinical development program;

"Certificate" means a Certificate of Non-U.S. Antev Vendor or a Certificate of U.S. Antev Vendor, as applicable, as contemplated in Section 2.11;

"Certificate of Non-U.S. Antev Vendor" means the Certificate and Joinder Agreement of Non-U.S. Antev Vendor attached hereto as Schedule "B";

"Certificate of U.S. Antev Vendor" means the Certificate and Joinder Agreement of U.S. Antev Vendor attached hereto as Schedule "C";

"Closing" means the closing of the Transaction pursuant to the terms of this Agreement;

"Closing Date" means the date falling three Business Days after satisfaction and/or waiver by the relevant party of the conditions precedent at Sections 7.1 and 8.1, or such other date as may be agreed by Antev and the Purchaser in writing;

"Closing Indebtedness" means the aggregate indebtedness of Antev as of immediately prior to the Closing;

"Closing Statement" means a statement listing all of the Antev Vendors, the Antev Vendors' Securities and the Antev Vendors' pro rated entitlement to Consideration Shares;

"Code" means the United States INTERNAL REVENUE CODE OF 1986, as amended;

"Confidentiality Agreement" means the confidentiality agreement dated as of March 19, 2025, between the Purchaser and Antev.

"Consideration Shares" means the Purchaser Shares to be issued to the Antev Vendors at the Closing, and "Consideration Share" means any one of them;

"Contingent Consideration" has the meaning ascribed thereto in Section 2.3;

"Contract" means any contract, agreement, option, lease, license, sale and purchase order, legal commitment, legally binding understanding or other right or obligation of any kind, whether written or oral, to which any Party, or any Affiliate thereof, is a party, or is bound or affected, or to which any of its respective properties or assets is subject;

"Cut-back Shares" has the meaning set forth in Section 11.5(e);

"Deed of Adherence" has the meaning given to it in the Recitals;

"Delay Fees" has the meaning ascribed thereto in Section 11.4;

"Drag Along Right" shall have the meaning given to it in the Antev Articles;

"Drag Along Notice" has the meaning given to it in the Recitals;

"Disclosure Record" means the disclosure documents of the Purchaser as filed on SEDAR+ under the Purchaser's profile at www.sedarplus.ca or on EDGAR at www.sec.gov;

"EDGAR" means the SEC's Electronic Data Gathering, Analysis, and Retrieval system;

"Effectiveness Deadline" has the meaning set forth in Section 11.5(c);

"Employee" means, with respect to any Person, any current employee, officer, manager, consultant or director of such Person;

"Employee Plan" means any plan, program, policy, practice, Contract or other arrangement providing for bonuses, severance, termination pay, performance awards, share or share-related compensation, fringe benefits, health or welfare benefits, supplemental unemployment benefits, pensions, profit sharing, deferred compensation, incentive compensation, retirement benefits, salary continuation, medical or dental insurance, disability benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, pursuant to which any Person has or may have any material Liability, contingent or otherwise;

"Execution Date" has the meaning set forth on page 1 of this Agreement;

"Fairly Disclosed" means fairly and accurately disclosed in such manner and in sufficient detail to reasonably enable the recipient to assess the nature, scope and extent of the matter disclosed;

"FDA" means the United States Food and Drug Administration;

"Filing Deadline" has the meaning set forth in Section 11.5(a);

"First Patient In" means the first participant enrolled in a clinical study;

"Governmental Authorization" means any: (a) permit, license, certificate, franchise, variance, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Laws, or (b) right under any Contract with any Governmental Body;

"Governmental Body" means: (a) any governing body of any nation, state, province, county, city, town, village, district or other jurisdiction of any nature, (b) federal, state, provincial, local, municipal, foreign or other government, (c) any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), (d) any multi-national organization or body, (e) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or Tax Authority or power of any nature, including any arbitrator, or (f) Nasdaq;

"IND" means an Investigational New Drug application with the FDA;

"Initial Registration Statement" has the meaning set forth in Section 11.5(a);

"Intellectual Property" means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising (and including all applications for registration or rights to apply for registration), in any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, business names, brand names, logos, slogans, trade dress, design rights and other similar designations of source, sponsorship, association or origin, rights to sue for passing off and in unfair competition together with the goodwill connected with the use of, and symbolized by, and all registrations, applications and renewals for, any of the foregoing, (b) internet domain names, whether or not trademarks, web addresses, web pages, websites and related content, URLs and accounts with Twitter, Facebook and other social media companies, and the content found thereon and related thereto, (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights, (d) inventions, discoveries, trade secrets, rights in software, source code, business and technical information and know-how, database rights and rights in data, data collections and other confidential and proprietary information and all rights therein and (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof and all supplementary protection certificates), patent applications, and other patent rights and any other Governmental Body-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models);

"Letter of Intent" means the binding letter of intent between the Purchaser and Antev dated April 25, 2025;

"Liabilities" or "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person;

"Lien" means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, restriction, right of pre-emption, right of first refusal, assignment, trust or deemed trust, title defect or objection, title retention agreement, hypothecation, reversionary right, exclusive or sole license, option or encumbrance of any nature or kind whatsoever, whether contractual, statutory or otherwise arising, other than: (a) statutory liens for Taxes not yet due and payable, and (b) such imperfections of title, easements and encumbrances, if any, that will not result in a Material Adverse Effect;

"Losses" means any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs or expenses, including interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by a Person, including damages for lost profits or lost business opportunities;

"Material Adverse Effect" means, when used in connection with a Person, any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), Liabilities, capitalization, ownership, financial condition or results of operations of such Person and any Affiliate thereof taken as a whole, other than any change, event, circumstance or effect to the extent resulting from: (a) the announcement of the execution of this Agreement and the transactions contemplated hereby, (b) changes in legal or regulatory conditions generally affecting the Antev Business or the Purchaser Business, (c) changes in the banking, capital, financial or securities markets generally, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) changes to general economic and political conditions; (e) changes to conditions generally affecting the industries in which the Antev Business or the Purchaser Business operates; (f) any acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (g) any action taken (or omitted to be taken) with the written consent of the Purchaser; (h) any natural disasters or acts of god; or (i) any epidemics, pandemics, disease outbreaks, or other public health emergencies, except that in the case of clauses (b) through (e), any such change, effect, event or occurrence will be considered in determining whether there has been, or will be, a Material Adverse Effect if the same disproportionately affects Antev, the Purchaser, the Purchaser Business or the Antev Business;

"Material Contracts" means any Contract or other obligation or right (and all amendments, modifications and supplements thereto to which any Party is a party affecting the obligations of any Party thereunder) to which any Party is a party or by which any of their respective properties or assets are bound that are material to the business, properties or assets of such Party, including, to the extent any of the following are material to the business, properties or assets of a Party, all: (a) employment, severance, personal services, consulting, non-competition or indemnification Contracts (including any Contract to which a Party is a party involving employees), (b) Contracts granting a right of first refusal or first negotiation, (c) partnership or joint venture Contracts, (d) Contracts for the acquisition, sale or lease of material properties or assets of a Party (by purchase or sale of assets, shares or otherwise), (e) Contracts with any Governmental Body, (f) loan or credit Contracts, instruments evidencing indebtedness for borrowed money by a Party or any such Contract pursuant to which indebtedness for borrowed money may be incurred, (g) Contracts that purport to limit, curtail or restrict the ability of a Party to compete in any geographic area or line of business, (h) commitments or understandings to enter into any of the foregoing, and (i) all Contracts that provide for annual payments to or from a Party in excess of $50,000 (inclusive of VAT) per annum;

"Material Interest" means direct or indirect beneficial ownership of: (a) voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person, or (b) equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person;

"Nasdaq" means the Nasdaq Capital Market;

"NDA" means a New Drug Application made to the FDA;

"Offer Letter" has the meaning given to it in the Recitals;

"Offer Documents" has the meaning given to it in the Recitals;

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body;

"Organizational Documents" means: (a) the certificate of incorporation, articles of association, bylaws or other constitutional documents of a Person, (b) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, and (c) any amendment to any of the foregoing;

"Party" and "Parties" have the meaning set forth on the first page of this Agreement;

"Person" is to be construed broadly and includes an individual, sole proprietor, corporation, body corporate, partnership, joint venture, association, trust, unincorporated organization, Governmental Body, or any other entity (whether or not having separate legal personality), or any trustee, executor, administrator or other legal representative thereof;

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, heard by or before, or otherwise involving, any Governmental Body;

"Prospectus" means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any "free writing prospectus" as defined in Rule 405 under the 1933 Act, relating to the terms of the offering of any portion of the Registrable Securities;

"Purchaser Accounting Date" means December 31, 2024;

"Purchaser Board" means the board of directors of the Purchaser;

"Purchaser Business" means the business of the Purchaser as presently conducted;

"Purchaser Financial Statements" means the audited financial statements of the Purchaser for the year ended December 31, 2024, and the unaudited interim financial statements of the Purchaser for the three months ended March 31, 2025, prepared in accordance with US GAAP;

"Purchaser Securities" means securities of the Purchaser, a complete list of which is set out in Schedule "D";

"Purchaser Shares" means fully paid and non-assessable common shares in the capital of the Purchaser, and "Purchaser Share" means any one of them;

"Register," "Registered," and "Registration" refer to a registration effected by preparing and filing one or more registration statements of the Purchaser in compliance with the 1933 Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the SEC;

"Registrable Securities" means the Consideration Shares and any Purchaser Shares issued or issuable with respect to the Consideration Shares as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event; provided that Registrable Securities shall cease to be Registrable Securities on then earlier of the date such Registrable Securities are resold and the date on which such Registrable Securities may be resold by their holder(s) without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Purchaser to be in compliance with the current public information requirement under Rule 144 under the 1933 Act or any other rule of similar effect;

"Registration Claims" has the meaning set forth in Section 11.5(l)(i);

"Registration Expenses" means all registration and filing fee expenses incurred by the Purchaser in effecting any registration pursuant to Section 11.5 of this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, the Financial Industry Regulatory Authority (FINRA) or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or "Blue Sky" laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Purchaser and of all independent certified public accountants of the Purchaser (including the expenses of any special audit and cold comfort letters required by or incident to such performance);

"Registration Indemnified Damages" has the meaning set forth in Section 11.5(l)(i);

"Registration Indemnified Party" has the meaning set forth in Section 11.5(l)(ii);

"Registration Indemnified Person" has the meaning set forth in Section 11.5(l)(i);

"Registration Period" has the meaning set forth in Section 11.5(c);

"Registration Statement" means any registration statement of the Purchaser filed with, or to be filed with, the SEC under the 1933 Act, that Registers Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws;

"Registration Violations" has the meaning set forth in Section 11.5(l)(i);

"Regulation S" means Regulation S promulgated under the 1933 Act;

"SEC" means the United States Securities and Exchange Commission;

"SEC Restrictions" has the meaning set forth in Section 11.5(e);

"SEDAR+" means the System for Electronic Data Analysis and Retrieval +;

"Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to the Antev Vendors' disposition of the Registrable Securities;

"Share Exchange" has the meaning ascribed thereto in Section 2.1(a)(i);

"Shareholder Special Majority" has the meaning given to it in the Recitals;

"Stamp Tax" has the meaning ascribed thereto in Section 3.15(d);

"Suspension Event" has the meaning set forth in Section 11.5(f);

"Tag Offer" has the meaning given to it in the Recitals;

"Tax" means any and all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, tariffs, contributions, levies, withholdings, deductions, and other liabilities in the nature of taxation wherever chargeable and whether of the UK or any other jurisdiction and any penalty, fine, surcharge, interest, charges or costs relating to it;

"Tax Authority" means any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official competent to impose, administer, levy, assess or collect Tax in the UK or elsewhere.

"Tax Return" means any self-assessment, return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any supporting elections and computations, and in each case, including any amendment thereof;

"Teverelix" means that certain phase 2b-ready next-generation gonadotropin-releasing hormone antagonist being developed by Antev;

"Transaction" means the acquisition by the Purchaser of the Antev Vendors' Shares from the Antev Vendors and all other transactions contemplated by this Agreement;

"Transaction Documents" means this Agreement, the Offer Letter and any other documents contemplated by this Agreement as being executed on or before Closing or necessary or reasonably required to consummate the Transaction;

"Transaction Expenses" means the documented reasonable adviser costs incurred by Antev in connection with the Transaction to an aggregate maximum amount of $520,000 (inclusive of VAT), together with any costs (including any irrecoverable VAT) incurred by Antev in auditing the Antev Financial Statements and re-classifying of Antev's accounting principles from UK GAAP to US GAAP, to be advanced by the Purchaser in accordance with Section 14.1(a);

"UK" means the United Kingdom of Great Britain and Northern Ireland;

"UK GAAP" means United Kingdom generally accepted accounting principles;

"US GAAP" means United States generally accepted accounting principles;

"U.S. Person" has the meaning ascribed thereto in Regulation S; and

"VAT" means: (a) any Tax imposed pursuant to the United Kingdom Value Added Tax Act 1994 and any legislation or regulations supplemental thereto; (b) any Tax imposed in compliance with European Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax and any national legislation implementing that Directive; and (c) any other Tax of a similar nature to the foregoing, whether imposed in substitution for or in addition to the foregoing, or imposed elsewhere.

1.2 Schedules

The following are the schedules to this Agreement:

Schedule "A" - List of Antev Vendors

Schedule "B" - Certificate of Non-U.S. Antev Vendor

Schedule "C" - Certificate of U.S. Antev Vendor

Schedule "D" - Purchaser Securities

Schedule "E" - Deed of Adherence

Schedule "F" - Drag Along Notice

Schedule "G"- Side Letter Agreement

1.3 Interpretation

For the purposes of this Agreement, except as otherwise expressly provided herein:

(a) all references in this Agreement to a designated article, section or schedule is to the designated article, section or schedule of or to this Agreement, unless otherwise specifically stated;

(b) references to this Agreement shall include any Recitals and Schedules to it;

(c) the words "herein", "hereof" and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular article, section or schedule;

(d) the singular of any term includes the plural and vice versa, and the use of any term is equally applicable to any gender and any Person;

(e) the expressions "body corporate", "holding company", "parent undertaking", "subsidiary" and "subsidiary undertaking" shall have the meaning given in the Companies Act 2006;

(f) the word "or" is not exclusive; the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import are used with reference thereto), and the words "including", "include", "in particular" and words of similar effect shall not be deemed to limit the general effect of the words that precede them;

(g) the expression "to the extent that" shall mean "to the extent that" and not solely "if", and similar expressions shall be construed in the same way;

(h) all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with US GAAP applied on a consistent basis with prior periods;

(i) except as otherwise provided, any reference to a statute includes, and is a reference to, such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(j) where the phrase "to the best of the knowledge of", "so far as a person is aware" or phrases of similar import are used in this Agreement, it shall be deemed to mean the actual awareness or knowledge of the relevant person or, in the case of a company, the directors of the relevant company;

(k) the headings to the articles and sections of this Agreement are inserted for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(l) references to a "company" include any company, corporation or other body corporate, wherever and however incorporated or established; and any reference to a corporate entity includes, and is also a reference to, any corporate entity that is a successor to such entity;

(m) references to any document (including this Agreement), or to a provision in a document, shall be construed as a reference to such document or provision as amended, supplemented, modified, restated or novated from time to time;

(n) references to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm;

(o) references to any English legal term shall, in respect of any jurisdiction other than England and Wales, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;

(p) the representations, warranties, covenants and agreements contained in this Agreement will not merge at the Closing and will continue in full force and effect from and after the Closing for the applicable period set out in this Agreement; and

(q) unless otherwise specifically noted, all references to currency are to United States dollars ($). If it is necessary to convert money from another currency to United States dollars, such money will be converted using the exchange rates in effect at the close of business on the date of payment, as provided for at Google Finance.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase of Antev Vendors' Shares in Exchange for Consideration Shares

(a) Subject to the terms and conditions of this Agreement, the Purchaser irrevocably agrees to acquire all of the issued and outstanding Antev Vendors' Shares held by the Antev Vendors as at the Closing from the Antev Vendors, and each of the Antev Vendors irrevocably agrees to sell and transfer its respective Antev Vendors' Shares to the Purchaser, with full title guarantee for the purposes of sections 2 and 3 of the Law of Property (Miscellaneous Provisions) Act 1994 as it applies in England and Wales, free and clear of all Liens and together with all rights and advantages attaching to the Antev Vendors' Shares as at the Closing, on the terms and conditions set forth in this Agreement, in consideration for the aggregate purchase price of:

(i) a maximum of 2,666,600 Consideration Shares for all of the issued and outstanding Antev Shares on a fully-diluted basis as at the Closing (the "Share Exchange"), subject to pro rata reduction to the extent shareholders of Antev either (A) accept the Tag Offer or (B) neither accept the Tag Offer nor sell their Antev Shares under this Agreement, which number of Consideration Shares will be allocated pro rata among the holders of Antev Vendors' Shares who agree to sell their shares under this Agreement as further set out in the Closing Statement; less

(ii) an amount equal to the Closing Indebtedness; plus

(iii) the Contingent Consideration, if any, determined in accordance with Section 2.3.

(b) The Purchaser shall not be obliged to complete the acquisition of any Antev Vendors' Shares unless the purchase of all Antev Vendors' Shares is completed simultaneously in accordance with this Agreement.

(c) Each Antev Vendor waives, subject to Closing, any rights of redemption, pre-emption, first refusal and last refusal, and any restrictions on transfer, in each case which it may have with respect to the Antev Vendors' Shares, whether under the Organizational Documents or otherwise.

(d) Antev shall deliver the Closing Statement to the Purchaser at least five Business Days prior to the Closing Date.

2.2 Closing Payments

At the Closing:

(a) the Purchaser shall (i) issue the applicable number of Consideration Shares to the Antev Vendors; and

(b) Antev shall satisfy or shall have satisfied its obligations in respect of the Closing Indebtedness.

Notwithstanding the foregoing or anything else in this Agreement, the Consideration Shares issuable to certain Antev Vendors who execute a letter agreement with the Purchaser in the form attached as Schedule "G" hereto shall be issued their Consideration Shares in accordance with the delayed issuance provisions of such letter agreement and not at the Closing.

The allocation of the Consideration Shares pro rata among the Antev Vendors as further set out in the Closing Statement is an arrangement between the Antev Vendors. The Purchaser shall not be concerned with, or have any liability to the Antev Vendors with respect to, the allocation of the Consideration Shares among the Antev Vendors in accordance with the Closing Statement.

2.3 Milestone Payments

(a) Each Antev Vendor shall be entitled to receive additional contingent consideration (collectively, the "Contingent Consideration") upon the following milestones in respect of Teverelix:

(i) within 30 days of the earlier of (i) the statistically significant achievement of the primary endpoint in the Phase 2 clinical trial, or (ii) securing the results of the Phase 2 clinical trial that allows development to progress towards registration for Advanced Prostate Cancer patients, in each case conducted under the issued IND (No. 134308), the Purchaser shall pay to each Antev Vendor a cash payment equal to $2.00 per Consideration Share issued to such Antev Vendor at the Closing;

(ii) within 30 days of the earlier of (i) the statistically significant achievement of the primary endpoint in the Phase 2 clinical trial or (ii) securing the results of the Phase 2 clinical trial that allows development to progress towards registration for Prevention of Recurrence of AUR, in each case conducted under the issued IND (No. 147579), the Purchaser shall pay to each Antev Vendor a cash payment equal to $7.50 per Consideration Share issued to such Antev Vendor at the Closing;

(iii) within 30 days following FDA NDA approval for the hormone therapy for Advanced Prostate Cancer with increased cardiovascular risk indication, the Purchaser shall make a cash payment to the Antev Vendors in the aggregate amount of up to $20,000,000, subject to pro rata reduction to the extent shareholders of Antev either (A) accept the Tag Offer or (B) neither accept the Tag Offer nor sell their Antev Shares under this Agreement, which payment shall be allocated and paid to each Antev Vendor pro rata to their respective pro rata interest in the Consideration Shares issued to the Antev Vendors at the Closing; and

(iv) within 30 days following FDA NDA approval for the prevention of recurrence of AUR indication, the Purchaser shall make a cash payment to the Antev Vendors in the aggregate amount of up to $20,000,000, subject to pro rata reduction to the extent shareholders of Antev either (A) accept the Tag Offer or (B) neither accept the Tag Offer nor sell their Antev Shares under this Agreement, which payment shall be allocated and paid to each Antev Vendor pro rata to their respective pro rata interest in the Consideration Shares issued to the Antev Vendors at the Closing.

(b) For the avoidance of doubt, the Purchaser's obligations to fund the Contingent Consideration are transferrable and assignable, upon notice given in accordance with Section 14.3, in the context of a bona fide arm's length change of control, merger, sale, licensing or similar transaction involving the Purchaser and/or Antev; provided, however, that, before such transfer or assignment, such transferee or assignee has executed and delivered to the Antev Vendors' Representatives a deed of undertaking agreeing to be bound by and assume performance of the Purchaser's payment obligations hereunder in respect of Contingent Consideration.

(c) If any of the Contingent Consideration becomes payable, the Purchaser shall promptly so notify the Antev Vendors' Representatives and shall, within the time periods prescribed by Section 2.3(a), pay the applicable aggregate amount by wire transfer of immediately available funds to an account designated by the Antev Vendors' Representatives in writing. If so requested by the Antev Vendors' Representatives following the Closing, the Purchaser shall promptly take such actions as reasonably requested by the Antev Vendors' Representatives as may be necessary to, in conjunction with the Antev Vendors' Representatives, engage a mutually agreed third party paying agent on terms acceptable to each of the Purchaser and the Antev Vendors' Representatives (each acting reasonably), and at the cost of the Purchaser. The Parties acknowledge and agree that, notwithstanding anything else contained herein, the payment of any Contingent Consideration by the Purchaser as described in this Section 2.3(c) shall fully satisfy the Purchaser's obligations to pay such Contingent Consideration to the Antev Vendors for the purposes of this Agreement.

(d) The allocation of the Contingent Consideration among the Antev Vendors as set forth in this Section 2.3 is an arrangement between the Antev Vendors. The Purchaser shall not be concerned with, or have any liability to the Antev Vendors with respect to, any allocation of, or failure of any Antev Vendor or any other person to allocate, the Contingent Consideration among the Antev Vendors as so set forth.

2.4 Antev Vendors Sale Process and Drag Along

(a) Each of the Antev Vendors agrees with the Purchaser to execute the Drag Along Notice on the date of this Agreement.

(b) Antev agrees with the Purchaser to:

(i) use reasonable endeavours to procure that each Adhering Antev Vendor accepts the Offer Letter and validly executes the Offer Documents within 10 Business Days of the Execution Date;

(ii) procure that, within two Business Days following a Shareholder Special Majority having validly executed the Offer Documents, a Drag Along Notice signed by, or on behalf of, the Shareholder Special Majority is sent to the Adhering Antev Vendors who have not validly executed the Offer Documents at such date; and

(iii) procure that, if any of the Adhering Antev Vendors has not duly executed the Offer Documents within 10 Business Days of the date on which the signed Drag Along Notice is sent to Adhering Antev Vendors pursuant to Section 2.4(b)(ii), a director of Antev accepts the Offer Letter on behalf of such Adhering Antev Vendor and takes any actions and signs any documents required under the terms of this Agreement and the Offer Letter to transfer such Adhering Antev Vendor's Antev Shares to the Purchaser in accordance with the terms of this Agreement.

(c) Antev and each of the Initial Antev Vendors:

(i) undertakes to provide all information, assistance and cooperation, and do all such other and further actions as may be necessary, desirable or appropriate, in each case as reasonably required by the Purchaser, in connection with the preparation, execution and implementation of those matters set out in this Section 2.4; and

(ii) acknowledges and agrees with the Purchaser that, notwithstanding any provision of the Antev Articles from time to time, the Purchaser shall have no obligation to pay any Antev Vendor or holder of any Antev Shares any consideration other than Consideration Shares and the Contingent Consideration.

2.5 Antev Options

(a) The Parties agree that Antev shall take such actions as may be reasonably necessary to permit all holders of outstanding Antev Options to exercise all of their respective Antev Options on an accelerated basis, whether or not exercisable or vested in accordance with their respective terms, to enable the holders thereof to exchange any Antev Shares issued on the exercise of such Antev Options pursuant to the Share Exchange.

(b) Antev shall take all actions reasonably necessary, including the exercising of any discretion granted to it, the Antev Board or any committee thereof, in order to ensure that any Antev Options that are not exercised prior to the Closing shall either be cancelled, terminated or otherwise dealt with in a manner satisfactory to the Purchaser (acting reasonably) prior to the Closing, which termination or cancellation may be conditional on the Closing.

(c) Antev shall use reasonable endeavours to procure that any holder of Antev Options that will be issued Antev Shares executes and delivers to the Purchaser a valid and binding Deed of Adherence pursuant to which each such holder of Antev Options agrees to adhere to this Agreement as an Antev Vendor on the date on which they are issued Antev Shares.

(d) Antev shall promptly notify the Purchaser in writing of any vesting or exercise of Antev Options pursuant to this Section 2.5, including full particulars of each such vesting or exercise.

(e) In no event shall the Purchaser be required, and in no event shall Antev be permitted, to loan, provide or advance funds to any holder of Antev Options in connection with the exercise of any Antev Options following the date hereof.

2.6 Antev Warrants

(a) The Parties agree that Antev shall take such actions as may be reasonably necessary to permit all holders of outstanding Antev Warrants to exercise all of their respective Antev Warrants on an accelerated basis, whether or not exercisable in accordance with their respective terms, to enable the holders thereof to exchange any Antev Shares issued on the exercise of such Antev Warrants pursuant to the Share Exchange.

(b) Antev shall take all actions reasonably necessary, including the exercising of any discretion granted to it, the Antev Board or any committee thereof, in order to ensure that any Antev Warrants that are not exercised prior to the Closing shall either be cancelled, terminated or otherwise dealt with in a manner satisfactory to the Purchaser prior to the Closing, which termination or cancellation may be conditional on the Closing.

(c) Antev shall use reasonable endeavours to procure that any holder of Antev Warrants that will be issued Antev Shares executes and delivers to the Purchaser a valid and binding Deed of Adherence pursuant to which each such holder of Antev Warrants agrees to adhere to this Agreement as an Antev Vendor on the date on which they are issued Antev Shares.

(d) Antev shall promptly notify the Purchaser in writing of any exercise of Antev Warrants pursuant to this Section 2.6, including full particulars of each such exercise.

(e) In no event shall the Purchaser be required, and in no event shall Antev be permitted, to loan, provide or advance funds to any holder of Antev Warrants in connection with the exercise of any Antev Warrants following the date hereof.

2.7 ANTEV ASAS

(a) The Parties agree that Antev shall take such actions as may be reasonably necessary to convert all outstanding Antev ASAs to enable the holders thereof to exchange any Antev Shares issued on the conversion of such Antev ASAs pursuant to the Share Exchange.

(b) Antev shall take all actions reasonably necessary, including the exercising of any discretion granted to it, the Antev Board or any committee thereof, in order to ensure that any Antev ASAs that are not converted prior to the Closing shall either be cancelled, terminated or otherwise dealt with in a manner satisfactory to the Purchaser prior to the Closing, which termination or cancellation may be conditional on the Closing.

(c) Antev shall use reasonable endeavours to procure that any holder of Antev ASAs that will be issued Antev Shares executes and delivers to the Purchaser a valid and binding Deed of Adherence pursuant to which each such holder of Antev ASAs agrees to adhere to this Agreement as an Antev Vendor on the date on which they are issued Antev Shares.

(d) Antev shall promptly notify the Purchaser in writing of the conversion of Antev ASAs pursuant to this Section 2.7, including full particulars of such conversion.

2.8 NO FRACTIONAL CONSIDERATION SHARES

Notwithstanding any other provision of this Agreement, no fractional Consideration Shares will be issued in connection with the Transaction. In lieu of any such fractional securities, any Antev

Vendor entitled to receive a fractional number of Consideration Shares will have such fraction rounded down to the nearest whole number of applicable Consideration Shares.

2.9 Restricted Securities

Each of the Antev Vendors agrees that, in addition to the lock-up contemplated by Section 2.10, the Consideration Shares will be subject to such hold periods as are required under Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws, and in each case only in accordance with all Applicable Securities Laws. For greater certainty, the Consideration Shares have not been registered under United States securities laws, may only be sold subject to available exemptions from United States state and federal securities laws or registration thereunder, and will bear a statutory legend to that effect.

2.10 Lock-Up

(a) Each of the Antev Vendors acknowledges and agrees that the Consideration Shares to be issued to such Antev Vendor at the Closing shall be subject to a staggered lock-up restriction as outlined below:

(i) 15% of the Consideration Shares will be automatically released on the day that is 30 days after the Initial Registration Statement is declared effective by the SEC;

(ii) 15% of the Consideration Shares will be automatically released on the day that is 60 days after the Initial Registration Statement is declared effective by the SEC;

(iii) 15% of the Consideration Shares will be automatically released on the day that is 90 days after the Initial Registration Statement is declared effective by the SEC;

(iv) 15% of the Consideration Shares will be automatically released on the day that is 120 days after the Initial Registration Statement is declared effective by the SEC;

(v) 15% of the Consideration Shares will be automatically released on the day that is 150 days after the Initial Registration Statement is declared effective by the SEC;

(vi) 15% of the Consideration Shares will be automatically released on the day that is 180 days after the Initial Registration Statement is declared effective by the SEC; and

(vii) 10% of the Consideration Shares will be automatically released on the day that is 210 days after the Initial Registration Statement is declared effective by the SEC;

provided that any Consideration Shares that have not been released from the lock-up restriction in accordance with the foregoing on or before the nine-month anniversary of the Closing Date shall be automatically released on such date.

(b) The lock-up restrictions shall not apply in connection with:

(i) transfers to affiliates of the Antev Vendor, any family members of the Antev Vendor, or any company, trust or other entity owned by or maintained for the benefit of the Antev Vendor or any of its family members;

(ii) transfers occurring by operation of law or in connection with transactions arising as a result of the death or incapacitation of the Antev Vendor;

(iii) pledges of the Consideration Shares as security for bona fide indebtedness of the Antev Vendor; or

(iv) transfers made pursuant to a bona fide take-over bid or similar transaction made to all holders of the Purchaser Shares, including without limitation, a merger, arrangement or amalgamation, involving a change of control of the Purchaser and provided that in the event the take-over or acquisition transaction is not completed, the Consideration Shares shall remain subject to the lock-up restrictions contained herein.

(c) Each of the Antev Vendors hereby authorizes the Purchaser and its transfer agent to decline to make any transfer of the Consideration Shares if such transfer would constitute a violation or breach of this Section 2.10 and hereby agrees and consents to the entry of stop transfer restrictions, application of legends, or other equivalent measures, with the Purchaser's transfer agent and registrar, against the transfer of the Consideration Shares except in compliance with this Section 2.10.

(d) Upon the expiration of the applicable lock-up period provided in Section 2.10(a)(i) or 2.10(a)(ii) with respect to a Consideration Share, the Purchaser shall promptly, and in any event within two Business Days, use commercially reasonable efforts to cause its transfer agent and registrar to remove any stop transfer restrictions, legends and other equivalent measures with respect to such Consideration Share implemented in accordance with Section 2.10(c) and shall deliver, or cause its counsel to deliver, to the transfer agent or registrar any legal opinion or certificate that the transfer agent or registrar shall request or require in connection with the removal of such restrictions, legends or other equivalent measures; provided that the obligations under this Section 2.10(d) will not apply to any legend required to remain pursuant to Applicable Securities Laws.

2.11 Exemptions and Certificate

Each of the Antev Vendors acknowledges that the Purchaser has advised it that the Purchaser is issuing the Consideration Shares to such Antev Vendor under exemptions from the registration, prospectus and other requirements of Applicable Securities Laws. To evidence their eligibility for such exemptions and their intent to be bound by the terms of this Agreement, each Antev Vendor agrees to deliver a fully completed and executed Certificate to the Purchaser prior to the Closing, and agrees that the representations and warranties set out in the Certificate as executed by such Antev Vendor will be true and complete as at the Execution Date and on the Closing Date.

2.12 Withholding Tax and Taxes in connection with Consideration Shares

(a) The Purchaser shall be entitled to deduct and withhold from any of the Consideration Shares deliverable and from any amounts payable or otherwise deliverable to any Antev Vendor pursuant to this Agreement such amounts as Purchaser determines in good faith are required to be deducted or withheld therefrom under the Code or under any other Applicable Laws. To the extent any such amounts are so deducted or withheld, and paid over to the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(b) Each Antev Vendor shall economically bear any Tax that arises in connection with their respective Consideration Shares and shall make any required customary Tax elections reasonably requested by the Purchaser.

ARTICLE 3

WARRANTIES OF ANTEV

Antev warrants to the Purchaser that each of the warranties below is true, accurate and not misleading, as at the Execution Date and as at the Closing (in each case, by reference to the facts and circumstances then existing), each warranty being qualified in its entirety by the matters Fairly Disclosed in the Antev Disclosure Statement:

3.1 Organization and Good Standing

(a) Antev is a limited company duly incorporated and validly existing under the laws of England and Wales.

(b) Antev has full corporate power, authority and capacity to conduct its business as it has been and is presently conducted, to own, operate or use the properties and assets that it purports to own, operate or use, and to perform all of its obligations under any applicable Contracts. Antev is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on it or the Antev Business.

(c) Antev is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the owning or leasing of the Antev Assets or the operation of the Antev Business makes such licensing or qualification necessary.

3.2 Capitalization

All of the authorized and issued Antev Securities are as set out in the Antev Disclosure Statement and owned by the persons set out in Schedule "A". All of the issued and outstanding Antev Vendors' Shares are legally and beneficially owned by the Antev Vendors. All of the outstanding Antev Securities have been duly authorized and validly issued and, in the case of the Antev Shares and are fully paid. None of the outstanding Antev Securities were issued in violation of any Applicable Laws. Antev does not own, or have any Contract to acquire, any securities of any Person, or any direct or indirect equity or ownership interest in any other business, other than the Antev Subsidiary. There are no Contracts purporting to restrict the transfer of any of the Antev Shares, or restricting or affecting the voting of any of the Antev Shares to which Antev is a party, or of which Antev is aware.

3.3 Absence of Rights to Acquire Securities

Other than as contemplated by this Agreement or as Fairly Disclosed in the Antev Disclosure Statement, no Person has any Contract or right, present or future, contingent or absolute, capable of becoming a Contract:

(a) to require Antev to issue any Antev Securities; or

(b) to require Antev to purchase, redeem or otherwise acquire any Antev Securities.

3.4 Authority

Antev has all requisite power and authority to execute and deliver the Transaction Documents to be signed by it, to perform its obligations thereunder, and to consummate the transactions contemplated hereby. No corporate or shareholder Proceedings on the part of Antev is necessary to authorize the Transaction Documents or to consummate the Transaction. This Agreement has been, and the other Transaction Documents when executed and delivered by Antev as contemplated by this Agreement will be, duly executed and delivered by Antev, and this Agreement is, and the other Transaction Documents when executed and delivered by Antev as contemplated hereby will be, valid and binding obligations of Antev, enforceable against Antev in accordance with their respective terms.

3.5 No Conflict

Neither the execution and delivery of this Agreement, nor the consummation or performance of any of the transactions contemplated herein, will, directly or indirectly (with or without notice or lapse of time or both):

(a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Antev or any resolution adopted by the Antev Board or the shareholders of Antev;

(b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Applicable Laws to which Antev or any of the Antev Vendors, or any of their respective assets, may be subject;

(c) contravene, conflict with, or result in a violation of, any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by Antev or any Antev Vendor, or that otherwise relates to the Antev Business or any of the Antev Assets;

(d) cause any of the Antev Assets to be reassessed or revalued by any Governmental Body;

(e) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract;

(f) result in the imposition or creation of any Liens upon or with respect to any of the Antev Assets; or

(g) require Antev or any Antev Vendor to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

3.6 SUBSIDIARIES

(a) The Antev Subsidiary is the only subsidiary of Antev. Other than the Antev Subsidiary, Antev has no Material Interest in any other Person. The following information with respect to the Antev Subsidiary is accurately set out in the Antev Disclosure Statement: (i) its name; (ii) the number, type and principal amount, as applicable, of its outstanding equity securities or other equity interests and a list of registered holders of issued share capital or capital stock or other equity interests; and (iii) its jurisdiction of incorporation, organization or formation.

(b) The Antev Subsidiary is duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own its assets and conduct its business as now owned and conducted. The Antev Subsidiary is duly qualified to carry on business in each jurisdiction in which its assets and properties, owned, leased, licensed or otherwise held, or the nature of its activities make such qualification necessary.

(c) Antev is, directly or indirectly, the registered and beneficial owner of all of the issued and outstanding securities of the Antev Subsidiary, free and clear of all Liens, and all such securities have been duly and validly authorized and issued and are fully paid. No such securities have been issued in violation of any Applicable Law or pre-emptive or similar rights.

(d) The Antev Data Room contains true, complete and up-to-date copies of the Organizational Documents of Antev and the Antev Subsidiary, and no action is outstanding to amend or supersede such documents.

3.7 Shareholders' and Similar Agreements

Except as set out in its Organizational Documents, Antev is not party to any unanimous shareholders agreement, shareholder, pooling, voting, or other similar arrangement or agreement relating to the ownership or voting of any of the securities of Antev or the Antev Subsidiary or pursuant to which any person may have any right or claim in connection with any existing or past equity interest in Antev or the Antev Subsidiary, and Antev has not adopted a shareholder rights plan or any other similar plan or agreement.

3.8 Partnerships or Joint Ventures

Other than as Fairly Disclosed in the Antev Disclosure Statement, Antev is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind, including as a beneficiary or trustee in any trust arrangement, and is not party to any agreement under which it agrees to carry on any part of the Antev Business or any other activity in such manner, or by which Antev agrees to share any revenue or profit with any other Person.

3.9 Financial Statements

(a) As at Closing, the Antev Financial Statements:

(i) will be in accordance with the financial books and records of Antev;

(ii) will fairly reflect the financial condition of Antev and its consolidated subsidiaries as of the respective dates indicated and the results of operations for such periods;

(iii) will be prepared in accordance with US GAAP and reflect the consistent application of US GAAP throughout the periods involved; and

(iv) will be prepared in accordance with the requirements of Regulation S-X promulgated by the SEC.

(b) All material financial transactions of Antev have been accurately recorded in the books and records of Antev and such books and records fairly present the financial position and the affairs of Antev and its consolidated subsidiaries.

(c) Other than the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein, Antev has no material Liabilities, net of cash, which:

(i) will not be Fairly Disclosed in the Antev Financial Statements as at Closing or have not heretofore been paid or discharged;

(ii) did not arise in the regular and ordinary course of business under any Contract or plan Fairly Disclosed in the Antev Disclosure Statement; or

(iii) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since December 31, 2024 (the "Antev Accounting Date"), and which are Fairly Disclosed in the Antev Disclosure Statement.

(d) Other than as Fairly Disclosed in the Antev Disclosure Statement, Antev has no guarantees, indemnities or contingent or indirect obligations with respect to the Liabilities of any other Person, including any obligation to service the debt of, or otherwise acquire an obligation of, another Person, or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of, any other Person.

3.10 Books and Records

The statutory and other books and records of Antev are complete and correct in all material respects and have been maintained in all material respects in accordance with all Applicable Laws. The minute books of Antev contain materially accurate and materially complete records of all written resolutions passed or general meetings held by the shareholders of Antev, and all written resolutions passed or board meetings held by the Antev Board, and no such general or board meeting has been held for which minutes have not been prepared and are not contained in such minute books.

3.11 Title to Personal Property

Antev possesses, and has good and valid title to, all property reasonably necessary for the continued operation of the Antev Business as presently conducted, including all Antev Assets reflected in the Antev Financial Statements or acquired since the Antev Accounting Date. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is currently used. All material equipment, furniture, fixtures and other tangible personal property and other Antev Assets are owned by Antev free and clear of all Liens.

3.12 Title to Real Property

Antev does not own any real property nor does it have title to any leasehold or other real property interests.

3.13 Intellectual Property

(a) In relation to registrable Antev Owned Intellectual Property in respect of which applications for registration have been made, all required procedural requirements have been timely met, and filing fees paid to, the relevant Governmental Bodies. So far as Antev is aware all assignments from inventors or authors that are required to register any Antev Owned Intellectual Property in the name of Antev have been made or filed at the relevant intellectual property registry. The Antev Data Room contains true copies of all file histories (including evidence of required fees having being paid), documents, certificates, office actions, correspondence and other materials related to all registrable Antev Owned Intellectual Property.

(b) So far as Antev is aware, the Antev Intellectual Property is subsisting, valid and enforceable, and nothing has been done or omitted to be done which would jeopardise its validity, enforceability or subsistence and Antev has not received notice of any actual, pending or threatened Proceeding challenging the extent, validity, registrability, subsistence or enforceability of, or seeking to invalidate, cancel, amend or revoke, or Antev's ownership of (including any claim by a third party that it owns any rights in), any Antev Owned Intellectual Property, in whole or in part, and in the case of pending applications for Antev Owned Intellectual Property, Antev has not received notice of any Proceeding seeking to oppose any such application, or have any such application canceled, re-examined or found invalid, in whole or in part save in respect of pending applications for registration where registry responses and requirements are in the process of being addressed (including but not limited to examinations and re-examinations by patent examiners acting on behalf of patent authorities).

(c) The Antev Data Room contains true copies of all Contracts regarding, or related to, the Antev Intellectual Property, including all modifications, amendments and supplements thereto and waivers thereunder, but excluding licenses for unmodified, commercial, off-the-shelf computer software that is generally available on non-discriminatory pricing terms. Each of such Contracts is valid and binding on Antev and the other parties to it in accordance with its terms and is in full force and effect. Neither Antev nor, so far as Antev is aware, any other party to any such Contract is in breach of, or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of, or any intention to terminate, any such Contract and no disputes have arisen or are foreseeable in respect of it. Antev has not permitted or licensed any Person to use any of the Antev Owned Intellectual Property. Except pursuant to the terms of such Contracts, Antev has not agreed to indemnify any Person against any charge of infringement or other violation with respect to any Intellectual Property.

(d) Antev is the sole and exclusive legal and beneficial owner, and with respect to registered Antev Owned Intellectual Property, registered owner, or is the exclusive licensee of the registered owner with respect to the registered Antev

Licensed Intellectual Property, and, so far as Antev is aware, it has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Antev Business, in each case, free and clear of encumbrances. Without limiting the generality of the foregoing, so far as Antev is aware and in relation to employees, independent contractors and consultants involved in matters relating to Antev Owned Intellectual Property, Antev has entered into binding, written Contracts with every current and former employee of Antev, and with every current and former independent contractor or consultant to Antev, whereby such employee(s), contractor(s) and consultant(s) have irrevocably assigned to Antev all ownership interest and right they may have in any Antev Owned Intellectual Property and have waived any moral rights or any rights to similar effect in any country or at common law they may have therein for the benefit of Antev. The Antev Data Room contains true copies of all such Contracts. So far as Antev is aware, Antev has not engaged in any outstanding claims, and there are no circumstances which exist that are likely to give rise to any claim for compensation or other payments (under contract, section 40 of the Patents Act 1977 (UK) or equivalent legislation in any relevant jurisdiction, or otherwise), in relation to any Antev Intellectual Property that any current or former officer, employee, contractor or consultant employed or engaged (as relevant) has developed, created or invented.

(e) Except as Fairly Disclosed in the Antev Disclosure Statement, the consummation of the transactions contemplated in this Agreement will not result in the loss or impairment of, or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Antev's right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Antev Business. Except as Fairly Disclosed in the Antev Disclosure Statement, the consummation of the transactions contemplated in this Agreement will not result in the loss or impairment of, or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Antev's right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Antev Business. Neither entry into, nor compliance with nor completion of, this Agreement will, or be likely to, entitle a party to terminate, vary or make a claim under any Contract regarding, or related to, the Antev Intellectual Property.

(f) To the best of Antev's knowledge:

(i) Antev has taken all reasonable steps in accordance with good industry practice to maintain the Antev Intellectual Property and to protect and preserve the confidentiality of all trade secrets, know-how and confidential information included in the Antev Intellectual Property; and

(ii) Antev has not made any disclosure of know-how, trade secrets or confidential information forming part of the Antev Owned Intellectual Property to any Person, except in the ordinary course of business, and all Persons having access thereto have entered into written non-disclosure Contracts that, so far as Antev is aware, have not been breached.

(g) The conduct of the Antev Business as currently and formerly conducted, and the products, operations, processes and services of Antev, have not so far as Antev is aware infringed, misappropriated, misused, diluted or otherwise violated, and do not so far as Antev is aware infringe, dilute, misappropriate, misuse or otherwise violate, the Intellectual Property or other rights of any Person. To the best of Antev's knowledge, no Person has infringed, misappropriated, misused, diluted or otherwise violated, or is currently infringing, misappropriating, misusing, diluting or otherwise violating, any Antev Intellectual Property.

(h) Except as Fairly Disclosed in the Antev Disclosure Statement, the Antev Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of Antev by the Purchaser following the Closing, consistent with the manner in which it was conducted prior to the Closing, and neither Antev nor any of the Antev Vendors is obligated to provide any consideration (whether financial or otherwise) to any other Person, nor is any other Person otherwise entitled to any consideration, with respect to any exercise of rights by Antev or the Purchaser in the Antev Intellectual Property (other than with respect to maintenance costs associated with Antev Owned Intellectual Propertyand license fees and other payments associated with Antev Licensed Intellectual Property).

(i) Antev is not subject to any outstanding or prospective Order (including any motion or petition therefor) that does or would restrict or impair the use of any Antev Intellectual Property. No Antev Intellectual Property has been developed using funding, facilities, personnel or other persona of any Governmental Body or educational institute.

(j) No Antev Licensed Intellectual Property is subject to revocation or termination upon a change of control of Antev. Except for in respect of Antev Licensed Intellectual Property, Antev is not required to pay any royalty or other fees to any other Person.

3.14 MATERIAL CONTRACTS

The Antev Disclosure Statement lists all Material Contracts to which Antev is party or by which Antev is bound, and copies of all such Material Contracts have been provided in the Antev Data Room. Antev is not party to or bound by any other Material Contract, whether oral or written, and the Material Contracts are all valid and subsisting, in full force and effect and (save as Fairly Disclosed in the Antev Data Room) unamended, and no material default or violation exists in respect thereof on the part of Antev or, to the best of the knowledge of Antev, on the part of any of the other parties thereto. Antev is not aware of any intention on the part of any of the other parties thereto to terminate or materially alter any Material Contracts or any event that, with notice or the lapse of time, or both, will create a material breach or violation thereof, or default under any Material Contracts. The continuation, validity and effectiveness of each Material Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement. There exists no actual or so far as Antev is aware threatened termination or cancellation, or (save as Fairly Disclosed in the Antev Data Room) amendment, modification or change to, any Material Contract.

3.15 Tax Matters

(a) Antev has timely filed, or caused to be timely filed, all Tax Returns that it is required to file, either separately or as a member of a group of corporations, pursuant to all Applicable Laws. All such Tax Returns were (and remain) correct and complete in all respects and were prepared in substantial compliance with all Applicable Laws. All Taxes due and owing by Antev (whether or not shown on any Tax Return) for any period up to and including the Closing Date have been paid. Antev is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax due. No claim has ever been made by any Governmental Body in a jurisdiction where Antev does not file Tax Returns that Antev is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes upon any of the Antev Assets.

(b) The Antev Data Room contains copies of all Tax Returns filed by Antev during the past four years,and all correspondence, assessments and notices received from a Tax Authority affecting or agreed to by Antev that have been received with respect to such Tax Returns. Antev has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or notices. Antev maintains or has in its possession or under its control such records in relation to Tax as are required by Applicable Laws and otherwise as can be reasonably expected to be required to enable the Tax liabilities of Antev and the Antev Subsidiary to be calculated accurately.

(c) All Taxes that Antev is or was required to withhold or collect (including in connection with any amounts paid or owing to any employee, independent contractor, creditor, or shareholder) have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person and all information reporting returns required with respect thereto have been properly completed and timely filed. Antev: (i) is registered for the purposes of VAT and is not a member of any group for VAT purposes; and (ii) has collected and remitted all applicable sales Taxes (including VAT and any customs duties) to the appropriate Governmental Body (or has obtained, in good faith, any sales Tax exemption certificates (where applicable)) and otherwise complied with all Applicable Laws in relation to any sales Tax to the extent required by all such Applicable Laws (including VAT and customs duties).

(d) All documents to which Antev or the Antev Subsidiary is party as a purchaser, lessee or assignee, or which are required to evidence the title of any such entity to an asset held by it, or of which any such entity is interested in the enforcement or production, and which are subject to a stamp, registration, transfer or similar Tax ("Stamp Tax") or which are required to be stamped, whether with a particular stamp denoting that no Stamp Tax is chargeable or that the document has been produced to the appropriate Tax Authority, have been duly stamped and any relevant Stamp Tax has been paid within applicable time limits and all such documents are in the relevant entity's possession or under its control.

(e) Antev is not a member of a group, consolidation or fiscal unity for tax purposes, and is not party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Body). Antev is not a party to any joint venture, partnership, other arrangement or Contract which could be treated as a partnership for federal income Tax purposes. Antev does not have any (formal or informal) concession from or agreement or arrangement with any Tax Authority in relation to Tax.

(f) There are no audits, investigations or other administrative or judicial proceedings involving Taxes pending, currently being conducted, or threatened with respect to Antev or the Antev Assets. Antev has not received from any federal, state, local, or non-U.S. Governmental Body (including jurisdictions where Antev has not filed Tax Returns) any: (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Body against Antev. Antev has no permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business or other taxable presence in a country other than the country in which it is organized.

(g) All transactions entered into by Antev have been entered into on terms that were arm's length, and Antev has not been required to recognize an increase in its profits or a reduction in its losses for Tax purposes as a result of the application of Part 4 of the UK Taxation (International and Other Provisions) Act 2010 or as a result of equivalent transfer pricing rules in a jurisdiction outside the UK.

(h) Antev has: (i) not been party to a transaction, series of transactions, scheme or arrangement of which the purpose or one of the main purposes was the avoidance, evasion, deferral or reduction of a liability to Tax or the securing of a Tax advantage, and (ii) has in place reasonable procedures to ensure that none of its directors, officers, employees, contractors, agents, representatives or any person performing services for or on behalf of Antev facilitate the evasion of Tax by another person, and neither Antev nor any such person has facilitated the evasion of Tax by any other person.

(i) The sale of the Antev Shares pursuant to this Agreement and any Tag Offer (including the entry into, becoming unconditional or Closing of this Agreement) will not give rise to a deemed disposal or realisation by Antev or the Antev Subsidiary of any asset or liability for any relevant Tax purpose, a de-grouping charge in respect of Tax or a clawback, withdrawal or disallowance of a material relief or allowance previously given in respect of Tax.

(j) All employment related-securities (if any) acquired by a present or former UK resident director, officer or employee of Antev or an Antev Subsidiary were acquired for an amount at least equal to their initial unrestricted market value and the relevant director, officer or employee entered into a valid election with their employer within applicable time limits pursuant to section 431 of the UK Income Tax (Earnings and Pensions) Act 2003 to disregard all restrictions attaching to such securities in full.

(k) During the past five years, Antev has not distributed stock of another Person, or has had its stock distributed by another Person.

3.16 No Agents

Except as Fairly Disclosed in the Antev Disclosure Statement, no broker, agent or other intermediary has been engaged by Antev in connection with the transactions contemplated hereby and, consequently, no commission is payable or due to a third party from Antev.

3.17 Employment Matters

(a) All material employment agreements, severance agreements and change of control agreements and all employee plans, currently in place or proposed, have been Fairly Disclosed in the Antev Data Room. Antev and the Antev Subsidiary are in material compliance with all laws respecting employment and employment practices, terms and conditions of employment, occupational health and safety, pay equity and wages; and there is not currently any labour disruption or conflict involving Antev or the Antev Subsidiary. Neither Antev nor the Antev Subsidiary is a party to a collective bargaining agreement.

(b) Antev does not have any obligation to pay any change-in-control, sale, completion, incentive, stay, retention and similar bonuses or payments to any current or former employee, officer or director as a result of the transactions contemplated by this Agreement.

3.18 Consents

No authorization, approval, order, license, permit or consent of any Governmental Body or any other Person, and no registration, declaration or filing by Antev with any such Governmental Body or other Person, is required in order for Antev to:

(a) consummate the transactions contemplated by this Agreement;

(b) execute and deliver all of the Transaction Documents;

(c) duly perform and observe the terms and provisions of this Agreement; or

(d) render this Agreement legal, valid, binding and enforceable.

3.19 Compliance

(a) Antev is, and at all times has been, in material compliance with all requirements of each Governmental Body required for the operation of the Antev Business.

(b) No event has occurred and, so far as Antev is aware, no circumstance exists that may (with or without notice or lapse of time) constitute or result, directly or indirectly, in a violation of, or a failure to comply with, in any material respect, any requirement of any Governmental Body required for the operation of the Antev Business, or may result directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any authorization of any Governmental Body required for the operation of the Antev Business.

(c) Antev has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any requirement of any Governmental Body, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification of any authorization of any Governmental Body.

(d) All applications required to have been filed for the renewal of any authorizations required from any Governmental Body for the operation of the Antev Business have been duly filed on a timely basis with each applicable Governmental Body, and all other material filings required to have been made with respect to such authorizations have been duly made on a timely basis with each applicable Governmental Body.

3.20 Legal Proceedings

(a) There is no pending Proceeding:

(i) that has been commenced by or against Antev or that otherwise relates to or could reasonably be expected to affect the Antev Business or any of the Antev Assets; or

(ii) that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

(b) To the best of the knowledge of Antev, no Proceeding has been threatened against Antev or with respect to the Antev Business, and no event has occurred or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

(c) There is no Order to which any of Antev, the Antev Business or any of the Antev Assets is subject.

(d) To the best of the knowledge of Antev, no Employee or agent of Antev is subject to any Order that prohibits such Employee or agent from engaging in or continuing any conduct, activity or practice relating to the Antev Business.

3.21 Operating Permits and Licenses

Antev owns or holds all material permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions, Orders (inclusionary or exclusionary) or other concessions required in connection with the conduct of the Antev Business. All such permits and licenses are valid and enforceable, each in accordance with its respective terms, and no party to any of them is in default thereunder or in breach thereof, or would, with the giving of notice or the lapse of time or both, be in breach or default thereof.

3.22 Certain Payments

Since the Antev Accounting Date, neither Antev nor, so far as Antev is aware, any agent thereof, nor any other Person associated with or acting for or on behalf of Antev, has, directly or indirectly:

(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Applicable Laws; or

(b) established or maintained any fund or asset that has not been recorded in the books and records of Antev.

3.23 Absence of Certain Changes or Events

Since the Antev Accounting Date, there has not been:

(a) a Material Adverse Effect with respect to Antev; or

(b) any material change by Antev in its accounting methods, principles or practices.

3.24 Solvency

(a) Antev and the Antev Subsidiary are not insolvent or bankrupt under any Applicable Laws, is not unable to pay their debts as they fall due within the meaning of any insolvency legislation applicable to Antev or the Antev Subsidiary and has not proposed and is not liable to any arrangement (whether by court process or otherwise) under which their creditors (or any group of them) would receive less than the amounts due to them.

(b) In relation to Antev and the Antev Subsidiary:

(i) there are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning them and no events have occurred which would justify such proceedings; and

(ii) no steps have been taken to enforce any security over any of their assets and no event has occurred to give the right to enforce such security,

nor has anything analogous to any of the foregoing occurred in relation to Antev or the Antev Subsidiary (as applicable) in any jurisdiction.

3.25 Purchaser's Knowledge

Antev shall not be liable for any claim for breach of the warranties in this Agreement if and to the extent that the facts, matters or circumstances giving rise to the claim were known by the Purchaser prior to the Execution Date, unless the Purchaser could not reasonably be expected to conclude that the relevant facts, matters or circumstances giving rise to the claim constituted a breach of the relevant warranty.

ARTICLE 4

WARRANTIES OF THE PURCHASER

The Purchaser warrants to Antev that each of the warranties below is true, accurate and not misleading, as at the Execution Date and as at the Closing (in each case, by reference to the facts and circumstances then existing), each warranty being qualified in its entirety by the matters Fairly Disclosed in the Disclosure Record:

4.1 Organization and Good Standing

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any applicable Contracts. The Purchaser is duly qualified to do business as a corporation and is in good standing under the laws of each province or other jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on the Purchaser.

4.2 Capitalization

The authorized capital of the Purchaser, as at the Execution Date, consists of an unlimited number of common shares and an unlimited number of preferred shares. The number of securities of the Purchaser outstanding as of the Execution Date is as set out in Schedule "D". All of the outstanding Purchaser Securities have been duly authorized and validly issued and, in the case of the Purchaser Shares, are fully paid and non-assessable and have not been issued in violation of any pre-emptive rights, rights of first refusal, subscription rights or similar rights of any Person. Other than as Fairly Disclosed in the Disclosure Record, or as otherwise Fairly Disclosed in writing to Antev, the Purchaser does not own, or have any contract to acquire, any securities of any Person, or any direct or indirect equity or ownership interest in any other business, other than as contemplated by this Agreement. There are no Contracts purporting to restrict the transfer of any of the issued and outstanding Purchaser Securities, nor any Contracts restricting or affecting the voting of any of Purchaser Securities, to which the Purchaser is a party or of which the Purchaser is aware.

4.3 Absence of Rights to Acquire Securities

Except as set out in this Agreement or Fairly Disclosed in the Disclosure Record, or as otherwise Fairly Disclosed in writing to Antev, there are no outstanding Contracts obligating the Purchaser to issue any Purchaser Securities.

4.4 Authority

The Purchaser has all requisite corporate power and authority to execute and deliver the Transaction Documents to be signed by the Purchaser, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser Board. No other corporate or shareholder proceedings on the part of the Purchaser are necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated by this Agreement will be, duly executed and delivered by the Purchaser, and this Agreement is, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated hereby will be, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

4.5 Validity of Consideration Shares

The Consideration Shares will, upon issuance in accordance with the terms of this Agreement, be duly and validly issued, fully paid and non-assessable and free from any transfer restrictions other than transfer restrictions arising under Applicable Securities Laws or provided for in Section 2.10, and will not be issued in violation of any pre-emptive rights, rights of first refusal, subscription rights or similar rights of any Person.

4.6 Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein, will:

(a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Lien upon any of the material properties or assets of the Purchaser, under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its material property or assets;

(b) violate any provision of the Organizational Documents of the Purchaser or any Applicable Laws; or

(c) violate any Order of any Governmental Body applicable to the Purchaser or any of its material property or assets.

4.7 Actions and Proceedings

Except as Fairly Disclosed in the Disclosure Record, to the knowledge of the Purchaser, there is no basis for, and there is no, Proceeding by or before any Governmental Body now outstanding or pending or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser, which involves the Purchaser Business or any of the property or assets of the Purchaser that, if adversely resolved or determined, would have a Material Adverse Effect on the Purchaser. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on the Purchaser.

4.8 Compliance

(a) To the knowledge of the Purchaser, the Purchaser is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of, any Applicable Laws related to the Purchaser Business.

(b) To the knowledge of the Purchaser, the Purchaser is not subject to any Order entered in any Proceeding applicable to the Purchaser Business that would have a Material Adverse Effect on the Purchaser.

(c) The Purchaser has duly filed all reports and returns required to be filed by it with any applicable Governmental Body and has obtained all governmental permits and other governmental consents, except as may be required after the Execution Date. All of such permits and consents are in full force and effect, and no Proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or, to the best knowledge of the Purchaser, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction.

4.9 Disclosure Record

(a) The Purchaser has timely filed with or furnished to, as applicable, the SEC all reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC since November 14, 2024. As of their respective dates, the documents comprising the Disclosure Record complied in all material respects with the requirements of Applicable Securities Laws and have been timely filed or furnished in material compliance with Applicable Securities Laws. As of the time filed on SEDAR+ or EDGAR, as applicable, (or, if amended or suspended by a filing prior to the Execution Date, then on the date of such filing) none of the Disclosure Record contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Purchaser is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the applicable listing and corporate governance rules and regulations of Nasdaq.

(c) As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any document forming part of the Disclosure Record and, to the knowledge of the Purchaser, none of the documents comprising the Disclosure Record (including the financial statements included therein) is subject to ongoing SEC review.

4.10 Disclosure Controls and Internal Control over Financial Reporting

(a) The Purchaser maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act) that are designed to provide reasonable assurance that all information required to be disclosed in the Purchaser's reports filed or furnished under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Purchaser's management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Purchaser and the principal financial officer of the Purchaser to make the certifications required under the 1934 Act with respect to such reports.

(b) The Purchaser maintains a system of internal control over financial reporting designed to provide reasonable assurance regarding the reliability of the Purchaser's financial reporting and the preparation of the Purchaser's financial statements for external purposes in accordance with US GAAP, and the Purchaser's principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of such system of internal control prior to the date hereof, to the Purchaser's auditors and the audit committee of the Purchaser Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Purchaser's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control.

4.11 FINANCIAL STATEMENTS AND FINANCIAL MATTERS

(a) The Purchaser Financial Statements:

(i) are in accordance with the financial books and records of the Purchaser;

(ii) fairly reflect the financial condition of the Purchaser and its consolidated subsidiaries as of the respective dates indicated and the results of operations for such periods;

(iii) were prepared in accordance with US GAAP and reflect the consistent application of US GAAP throughout the periods involved; and

(iv) were prepared in accordance with the requirements of Regulation S-X promulgated by the SEC.

(b) All material financial transactions of the Purchaser have been accurately recorded in the books and records of the Purchaser and such books and records fairly present the financial position and the affairs of the Purchaser and its consolidated subsidiaries.

(c) Other than the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein, the Purchaser has no material Liabilities, net of cash, which:

(i) are not Fairly Disclosed in the Purchaser Financial Statements or have not heretofore been paid or discharged;

(ii) did not arise in the regular and ordinary course of business under any Contract or plan Fairly Disclosed in the Disclosure Record; or

(iii) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since March 31, 2025, and otherwise Fairly Disclosed in the Disclosure Record or Fairly Disclosed in writing to Antev.

(d) Other than as Fairly Disclosed in the Disclosure Record or incurred subsequent to March 31, 2025 in the ordinary and usual course of the Purchaser Business, the Purchaser has no guarantees, indemnities or contingent or indirect obligations with respect to the Liabilities of any other Person, including any obligation to service the debt of, or otherwise acquire an obligation of, another Person, or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of, any other Person.

(e) Since November 13, 2024, the Purchaser has not received written notice from the SEC or any other Governmental Body indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Body. Since November 13, 2024, neither the Purchaser nor any of its subsidiaries has received any material, unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Purchaser or of its subsidiaries or their respective internal accounting controls.

4.12 Listing Requirements

The Purchaser Shares are listed on Nasdaq. The Purchaser has not, in the 12 months preceding the date hereof, received any notice from Nasdaq or the Financial Industry Regulatory Authority to the effect that such listing is or may be terminated or suspended. No securities commission or regulatory authority has issued any order preventing or suspending the trading of the Purchaser Shares or prohibiting the issuance of the Consideration Shares and no Proceeding for such purpose is pending or, to the knowledge of the Purchaser, threatened.

4.13 Absence of Certain Changes or Events

Since the Purchaser Accounting Date, except as and to the extent Fairly Disclosed in the Disclosure Record, there has not been:

(a) a Material Adverse Effect with respect to the Purchaser; or

(b) any material change by the Purchaser in its accounting methods, principles or practices.

4.14 Antev's Knowledge

The Purchaser shall not be liable for any claim for breach of the warranties given by the Purchaser in this Agreement if and to the extent that the facts, matters or circumstances giving rise to the claim were known by Antev prior to the Execution Date, unless Antev could not reasonably be expected to conclude that the relevant facts, matters or circumstances giving rise to the claim constituted a breach of the relevant warranty.

ARTICLE 5
INDEMNIFICATION

5.1 Survival

Subject to the limitations and other provisions of this Agreement, the respective warranties of Antev and the Purchaser contained herein shall survive Closing and shall remain in full force and effect until the date that is 12 months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party (and, in the case the breaching party is Antev, to the Antev Vendors' Representatives as well) prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved, provided that any claim shall (if it has not been previously settled) be deemed to have been withdrawn on the expiration of 9 months after the date it was asserted by notice in writing in accordance with this Section 5.1 unless court proceedings in respect of it have been issued on before the expiry of such 9 month period.

5.2 Indemnification by the Antev Vendors

Subject to the other terms and conditions of this Section 5.2, from and after Closing, the Antev Vendors shall indemnify the Purchaser against, and shall hold the Purchaser harmless from and against, any and all Losses incurred or sustained by the Purchaser (or its Affiliates, including following Closing, Antev and the Antev Subsidiary) arising by reason of any breach of any of the warranties of Antev contained in this Agreement which is agreed by the Antev Vendors in writing or is finally adjudicated by a court of competent jurisdiction (with no remaining right of appeal), provided that any liability of the Antev Vendors under this Section 5.2 or under any other provision of this Agreement in respect of such warranties shall be satisfied only by way of set-off by the Purchaser of such liability against the Contingent Consideration on a pro-rata basis to the respective entitlements to such Contingent Consideration of the Antev Vendors and any Antev shareholders participating in the Tag Offer.

5.3 Indemnification By Purchaser

Subject to the other terms and conditions of this Section 5.2, from and after Closing, the Purchaser shall indemnify the Antev Vendors against, and shall hold the Antev Vendors harmless from and against, any and all Losses incurred or sustained by the Antev Vendors arising by reason of any breach of any of the warranties of the Purchaser contained in this Agreement which is agreed by the Purchaser in writing or is finally adjudicated by a court of competent jurisdiction (with no remaining right of appeal).

5.4 Certain Limitations

Any party making a claim under this Section 5.4 is referred to as the "Indemnified Party", and the party against whom such claims are asserted under this Section 5.4 is referred to as the "Indemnifying Party", provided that where the Indemnifying Party comprises the Antev Vendors, they shall be severally liable in respect of any claim. The indemnification provided for in Section 5.2 and Section 5.3 shall be subject to the following limitations:

(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 5.2 or Section 5.3, as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 5.2 or Section 5.3 exceeds $1,000,000 (the "Deductible"), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. With respect to any claim as to which the Indemnified Party may be entitled to indemnification under Section 5.2 or Section 5.3, as the case may be, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed $100,000 (which Losses shall not be counted toward the Deductible);

(b) The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 5.2 or Section 5.3 as the case may be, shall not exceed 5% of the aggregate of (i) the value at Closing of the Consideration Shares and (ii) the Contingent Consideration which (in the case of each Antev Vendor) is earned by that Antev Vendor, and provided that the aggregate liability of each Antev Vendor under or in connection with this Agreement shall in any event not exceed 50% of (i) the value at Closing of the Consideration Shares and (ii) the Contingent Consideration which is actually received by that Antev Vendor;

(c) Liability of the Indemnifying Party pursuant to Section 5.2 or Section 5.3 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Party in respect of any such claim. The Purchaser shall use reasonable endeavours to recover under insurance policies or indemnity, contribution or other similar agreements benefiting it (or its Affiliates, including following Closing, Antev and the Antev Subsidiary), for any Losses prior to seeking indemnification under this Agreement;

(d) Payments by an Indemnifying Party pursuant to Section 5.2 or Section 5.3 in respect of any Loss shall be reduced by an amount equal to the amount by which a cash Tax liability of the Indemnified Party is reduced within twelve months of Closing by the use or the set-off of Tax benefit realized as a result of such Loss by the Indemnified Party;

(e) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special, or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple;

(f) Each Indemnified Party shall use, and cause its Affiliates to use, reasonable endeavours to mitigate any Loss upon becoming aware of any event or circumstance that gives rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss. Nothing in this Section 5 shall in any way diminish the Indemnified Party's common law obligation to mitigate any Loss or liability which might be the subject of a claim hereunder;

(g) The Antev Vendors shall not be liable under this Article 5 for any Losses based upon or arising out of any inaccuracy in or breach of any of the warranties of Antev contained in this Agreement if the Purchaser had knowledge of such inaccuracy or breach prior to the Closing;

(h) The Purchaser shall not be liable under this Article 5 for any Losses based upon or arising out of any inaccuracy in or breach of any of the warranties of the Purchaser contained in this Agreement if Antev had knowledge of such inaccuracy or breach prior to the Closing;

(i) No Indemnifying Party shall be liable for any Loss to the extent it arises, or its value is increased, as a result of:

(i) a change in any law, legislation, rule or regulation (including any new law, legislation, rule or regulation) that comes into force or otherwise takes effect after Closing;

(ii) any voluntary act, omission, transaction or arrangement of the Indemnified Party (or its Affiliates including, in the case of the Purchaser, following Closing, Antev and the Antev Subsidiary) on or after Closing, except where such act, transaction, omission or arrangement was carried out or effected pursuant to a legally binding obligation entered into on or before the date of this Agreement, or to comply with applicable law;

(iii) any voluntary act, omission, transaction or arrangement carried out at the written request of, or with the written consent of the Indemnified Party; or

(iv) any change in the accounting reference date, bases, policies, practices or methods applied in preparing any accounts or valuing any assets or liabilities (for accounting purposes) of Antev or the Antev Subsidiary introduced after Closing (other than to the extent such changes are necessary to comply with applicable law or generally accepted accounting principles in force at or prior to Closing);

(j) No Indemnifying Party shall be liable for any Loss where (and to the extent that) such Loss is based upon a contingent liability unless and until such liability becomes an actual liability, provided that the 9-month period for commencing proceedings in respect of that Loss as specified in Section 5.1 shall not begin to run until the date on which the liability in respect of such Loss ceases to be contingent or becomes quantifiable.

(k) Nothing in this Agreement applies to exclude or limit any party's liability where and to the extent that a claim arises as a result of fraud.

(l) No Indemnified Party shall be entitled to recover damages, obtain payment, reimbursement or restitution more than once in respect of any particular loss, shortfall, damage or breach suffered in respect of a claim under this Agreement.

(m) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 5.2 or Section 5.3, as the case may be, in respect of any Losses arising from or in connection with any deductions which the Indemnified Party is permitted to make under Section 2.12 and no Indemnified Person shall be liable for any such Losses except to the extent of any deductions permitted to be made under Section 2.12 in respect of such Indemnified Person.

5.5 INDEMNIFICATION PROCEDURES

Any claim by an Indemnified Party on account of a Loss ("CLAIM") shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 45 days after its receipt of such notice to respond in writing to such Claim. During such 45-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Claim, and whether and to what extent any amount is payable in respect of the Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 45-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the

Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement

5.6 Payments

Once a Loss is agreed to in writing by the Indemnifying Party or finally adjudicated by a court of competent jurisdiction (with no remaining right of appeal) to be payable pursuant to this Section 5.6, the obligations of the Indemnifying Party shall be satisfied as follows:

(a) where the Indemnifying Party is the Purchaser, by wire transfer of immediately available funds within 15 Business Days of such final adjudication; or

(b) where the Indemnifying Party is the Antev Vendors, by the Purchaser setting off the indemnified sum, on a pro rata basis, against any Contingent Consideration due to the Antev Vendors.

5.7 Exclusive Remedies

Notwithstanding anything else in this Agreement, the Parties acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims (other than claims of fraud against a party hereto committing fraud) for any breach of the respective warranties of Antev and the Purchaser contained in this Agreement shall be pursuant to the indemnification provisions set forth in this Article 5. In furtherance of the foregoing, each Party hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any of the respective warranties of Antev and the Purchaser contained in the Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article 5. Nothing in this Section 5.7 shall limit any Person's right to pursue a claim of fraud against a Party hereto committing fraud outside of the indemnification provisions set forth in this Article 5.

ARTICLE 6

CLOSING

6.1 Closing Date and Location

The transactions contemplated by this Agreement will be completed on the Closing Date, at such location and time as is mutually agreed to by the Purchaser and Antev. Notwithstanding the location of the Closing, each Party agrees that the Closing may be completed by undertakings or the email exchange of documents between the respective legal counsel for the Purchaser and Antev, provided such undertakings and exchanges are satisfactory to each Party's respective legal counsel.

6.2 Antev and Antev Vendor Closing Documents

At the Closing, Antev and the Antev Vendors will deliver, or cause to be delivered, to the Purchaser, the documents set forth in Section 7.1, and such other documents as the Purchaser may reasonably require to effect the transactions contemplated hereby.

6.3 Purchaser Closing Documents

At the Closing, the Purchaser will deliver, or cause to be delivered, to Antev the documents set forth in Section 8.1, and such other documents as Antev may reasonably require to effect the transactions contemplated hereby.

ARTICLE 7

PURCHASER'S CONDITIONS PRECEDENT

7.1 Purchaser's Conditions Precedent

The obligation of the Purchaser to complete the transactions contemplated by this Agreement will be subject to the satisfaction or waiver of, at or before the Closing, the following conditions precedent:

(a) the Transaction Documents having been duly executed and delivered to the Purchaser;

(b) Antev having provided to the Purchaser, and the Purchaser and its accountants having had a reasonable opportunity to review, the Antev Financial Statements, and the Purchaser being reasonably satisfied (i) with the content of the Antev Financial Statements taken as a whole, and (ii) with an unqualified audit opinion in respect of the annual consolidated financial statements of Antev for the year ended December 31, 2024 or such other form of comfort in respect of such financial statements provided to the Purchaser by Antev's auditor in writing and acceptable to the Purchaser acting reasonably;

(c) no injunction or restraining order of any court or administrative tribunal of competent jurisdiction being in effect prohibiting the Transaction, and no action or Proceeding having been instituted or be pending before any court or administrative tribunal to restrain or prohibit the Transaction;

(d) no claim having been asserted or made that any Person (other than the Purchaser or the Antev Vendors) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Antev Vendors' Shares, or any other voting, equity, or ownership interest in, Antev, or (other than the Antev Vendors) is entitled to all or any portion of the Consideration Shares;

(e) no Material Adverse Effect having occurred with respect to the Antev Business, Antev Assets or Antev Vendors' Shares;

(f) any consents, authorizations or approvals of Nasdaq which, in the Purchaser's reasonable opinion, must be obtained prior to the Closing in order to give effect to the acquisition of the Antev Vendors' Shares and the Transaction having been obtained;

(g) Antev and the Antev Vendors (in their capacity as shareholders of Antev, and to the extent they are party to this Agreement) having taken all proper steps, actions and (in the case of Antev) corporate proceedings to (i) approve the Transaction, (ii) ensure that the Antev Vendors' Shares will be transferred to the Purchaser free and clear of any encumbrances, adverse claim, right or interest and (ii) ensure that the rights and obligations of the Antev Vendors set forth in this Agreement (including Sections 2.10, 11.1 and 11.3 hereof) are binding upon each of the Antev Vendors;

(h) as at the Closing, Antev having no Liabilities in respect of Closing Indebtedness; and

(i) the Purchaser having received from Antev and the Antev Vendors the following Transaction Documents, in each case in form and substance reasonably satisfactory to the Purchaser:

(i) Deeds of Adherence duly executed by or on behalf of each Adhering Antev Vendor;

(ii) transfer instruments for the Antev Vendors' Shares duly executed in favour of the Purchaser accompanied by the relevant share certificates (or, to the extent that the share certificates have been mislaid, lost or destroyed, an express indemnity in respect of the same in a customary form satisfactory to the Purchaser (acting reasonably));

(iii) an irrevocable power of attorney, in a customary form satisfactory to the Purchaser (acting reasonably), duly executed in favor of the Purchaser to enable the Purchaser (pending registration of the relevant transfers) to exercise all voting and other rights attaching to the Antev Vendors' Shares and appoint proxies for such purpose;

(iv) the certificates of incorporation, corporate seals (if any), cheque books, statutory and other books and records of Antev and the Antev Subsidiary (duly written up to date), the share certificates in respect of the Antev Subsidiary and the registered email address, security code and authentication code used by Antev for making electronic filings with the Registrar of Companies in England and Wales;

(v) copies of the minutes of a meeting or written resolutions of the Antev Board approving: the entry into of this Agreement and the completion of the transactions contemplated hereby, the transfer of the Antev Shares to the Purchaser pursuant to this Agreement and the Tag Offer, the approval of the registration of such Antev Shares in the name of the Purchaser in the share register of Antev subject only to the transfers of such Antev Shares to the Purchaser being stamped or otherwise approved for registration by the UK HM Revenue and Customs and all other matters contemplated by this Agreement;

(vi) a certificate executed by an officer of Antev certifying that: (A) the warranties of Antev set forth in this Agreement are true and correct in all material respects as at the Closing save as Fairly Disclosed in the Antev Disclosure Statement, (B) Antev has performed and complied in all material respects with all of its obligations, covenants and agreements required hereunder, and (C) all conditions precedent of Antev for completion of the transactions contemplated herein have been satisfied or waived;

(vii) from each Antev Vendor, a duly executed Certificate;

(viii) duly executed resignation and releases from each of the outgoing directors and officers of Antev and the Antev Subsidiary;

(ix) a copy of any power of attorney under which this Agreement or any of the documents referred to in this Section 7.1 have been executed;

(x) a statement or schedule listing all of Antev's Closing Indebtedness, if any;

(xi) the Closing Statement; and

(xii) a copy of the Antev ASA to be issued to the Purchaser in accordance with Section 14.1(c).

7.2 WAIVER

The conditions set forth in this Article 7 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing, in whole or in part, on or before the Closing, and the Closing will be deemed to mean a waiver of all conditions of the Purchaser to the Closing. Notwithstanding any such waiver, the completion of the transactions contemplated by this Agreement will not prejudice or affect in any way the rights of the Purchaser in respect of the warranties of Antev in this Agreement.

ARTICLE 8

ANTEV'S CONDITIONS PRECEDENT

8.1 ANTEV'S CONDITIONS PRECEDENT

The obligation of Antev and the Antev Vendors to complete the transactions contemplated by this Agreement will be subject to the satisfaction of or waiver (in the case of the condition precedent at Section 8.1(e) by the Antev Vendors and in any other case by the Antev Vendors'

Representatives on behalf of the Antev Vendors) of, at or before the Closing, the following conditions precedent:

(a) Antev having received from the Purchaser:

(i) copies of resolutions of the Purchaser Board authorizing the entry of this Agreement and the completion of the transactions contemplated hereby, including the issuance of the Consideration Shares, and

(ii) a certificate executed by an officer of the Purchaser certifying that: (A) the warranties of the Purchaser set forth in this Agreement are true and correct in all material respects as at the Closing, (B) the Purchaser has performed and complied in all material respects with all of its obligations, covenants and agreements required hereunder, and (C) all conditions precedent of the Purchaser for completion of the transactions contemplated herein have been satisfied or waived;

(b) no Material Adverse Effect having occurred with respect to the Purchaser Business, the Purchaser Securities or the Purchaser Shares;

(c) the Purchaser having timely submitted to Nasdaq a Listing of Additional Shares Notification Form with respect to the issuance of the Consideration Shares;

(d) no injunction or restraining order of any court or administrative tribunal of competent jurisdiction being in effect prohibiting the Transaction, and no action or Proceeding having been instituted or be pending before any court or administrative tribunal to restrain or prohibit the Transaction;

(e) a resolution of the members of Antev to approve the Transaction having been passed by the requisite majority of the members of Antev having the right to vote on such resolution; and

(f) a resolution of the members of Antev to amend the Antev Articles in such manner as has been notified by Antev to its members prior to the date of this Agreement (or in such other manner as is agreed in writing between Antev and the Purchaser) having been passed by the requisite majority of the members of Antev having the right to vote on such resolution.

8.2 WAIVER

The conditions set forth in this Article 8 are for the exclusive benefit of Antev and may be waived in whole or in part, on or before the Closing, by written notice from Antev, and the Closing will be deemed to mean a waiver of all conditions of Antev to Closing. Notwithstanding any such waiver, completion of the transactions contemplated by this Agreement by Antev will not prejudice or affect in any way the rights of Antev in respect of the warranties of the Purchaser set forth in this Agreement.

ARTICLE 9

CONDUCT OF ANTEV PRIOR TO CLOSING

9.1 CONDUCT OF ANTEV

Except as otherwise contemplated or permitted by this Agreement, or as Fairly Disclosed in the Antev Disclosure Statement, during the period from the Execution Date to the Closing, Antev will:

(a) conduct the Antev Business in the ordinary and usual course, and in a continuous fashion, and will not, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, delayed or conditioned):

(i) enter into any transaction which would constitute a breach of the agreements of Antev contained herein,

(ii) increase the salaries or other compensation of any of Antev's personnel,

(iii) create, incur, assume or guarantee any indebtedness other than in the ordinary course of business;

(iv) subject any of the Antev Assets or any Antev Intellectual Property to any Lien;

(v) sell, assign, transfer, license, abandon, revoke, let lapse or otherwise dispose of any Antev Owned Intellectual Property, or disclose any trade secret, know-how or confidential information forming part of the Antev Owned Intellectual Property to any third party, other than in the ordinary course of business;

(vi) declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of any Antev Securities, or redeem, repurchase or otherwise acquire or agree to redeem, purchase or acquire any of the Antev Securities,

(vii) issue or cause to be issued any equity securities of Antev or instruments capable of being convertible to equity securities of Antev (other than in accordance with Sections 2.5 to 2.7 (inclusive) of this Agreement);

(viii) pay any amount (other than salaries in the ordinary course of business) to any related party of Antev or any Antev Vendor; or

(ix) enter into any agreement or arrangement to agree to do any of the foregoing.

(b) comply with all laws affecting the operation of the Antev Business and pay all Taxes due to be paid or accounted for by Antev or the Antev Subsidiary on or before Closing;

(c) not, without the prior written consent of the Purchaser: (i) prepare or file any Tax Return in a manner that is inconsistent with past practice, (ii) make or change any election in respect of Taxes, (iii) amend or retract any Tax Return, (iv) adopt or change any accounting method or period in respect of Taxes, (v) enter into any Tax sharing, allocation, compensation or like agreement, (vi) settle any claim or assessment in respect of Taxes, (vii) request any Tax ruling, (viii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, (ix) surrender any right to claim a Tax refund, offset or other reduction in Tax liability (or amend or revoke any such claim), or (x) change its residence for Tax purposes or create (or allow the creation of) any permanent establishment or other taxable presence outside its jurisdiction of residence for Tax purposes;

(d) not take any action or omit to take any action which would, or would reasonably be expected to, result in a breach of, or render untrue, any warranty of Antev contained herein;

(e) use commercially reasonable efforts to preserve intact the Antev Business and the Antev Assets and carry on the Antev Business as currently conducted;

(f) take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(g) respond promptly to requests from the Purchaser for information concerning the status of the Antev Business, the Antev Assets, and the operations and finances of Antev; and

(h) comply with the provisions of Article 10.

9.2 CONDUCT OF PURCHASER

Except as otherwise contemplated or permitted by this Agreement, during the period from the Execution Date to the Closing, the Purchaser will:

(a) take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(b) not take any action or omit to take any action which would, or would reasonably be expected to, result in a material breach of any warranty, covenant or other obligation of the Purchaser contained herein; and

(c) not, without the prior written consent of Antev (such consent not to be unreasonably withheld, delayed or conditioned):

(i) amend its Organizational Documents in a manner that would adversely affect Antev or the Antev Vendors relative to the other holders of Purchaser Shares;

(ii) (A) split, combine, or reclassify any Purchaser Securities in a manner that would adversely affect Antev or the Antev Vendors relative to the other holders of Purchaser Shares, (B) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Purchaser Securities, or (C) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock;

(iii) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the transactions contemplated by this Agreement;

(iv) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization; or

(v) agree or commit to do any of the foregoing, and

(d) comply with the provisions of Article 10.

ARTICLE 10

PRE-CLOSING COVENANTS

10.1 Access for Investigation

Between the Execution Date and the Closing, Antev will:

(a) afford the Purchaser, the Purchaser's solicitors and the Purchaser's representatives, advisors, prospective investors and their representatives (collectively, the "Purchaser Advisors"), reasonable access to the personnel, properties, contracts, books and records, and other documents and data of Antev, in each case during normal business hours, upon reasonable notice and in a manner calculated to minimize disruption of the Antev Business;

(b) furnish the Purchaser and the Purchaser Advisors with copies of all such contracts, books and records, and other existing documents and data, as the Purchaser may reasonably request; and

(c) furnish the Purchaser and the Purchaser Advisors with such additional financial, operating and other data and information as the Purchaser may reasonably request, including that Antev shall use its commercially reasonable efforts to provide such cooperation to the Purchaser and the Purchaser Advisors as they may reasonably request in connection with the arrangements by the Purchaser to obtain, syndicate, market or arrange any potential debt or equity financing or to otherwise file any registration statement with the SEC (each, a "FINANCING"), including:

(i) providing the Purchaser with any required updates to the Antev Financial Statements or additional interim financial statements, on the same terms as the Antev Financial Statements, as may be required in the event the Closing is extended or delayed, from time to time with financial information available to Antev necessary to market, arrange, syndicate or obtain the Financing;

(ii) participating in a reasonable number of meetings relating to the Financing (which may be virtual) and due diligence sessions;

(iii) cooperating with the Purchaser and the Purchaser Advisors in connection with applications to obtain such consents, waivers, approvals or authorizations (and in each case, evidence thereof) which may be reasonably necessary in connection with any Financing, including all documentation and other information required in connection with applicable "know your customer" and anti-money laundering and proceeds of crime laws;

(iv) furnishing to the Purchaser and the Purchaser Advisors as promptly as reasonably practicable all reasonably available financial and other reasonably required or customary information regarding Antev, and using commercially reasonable efforts to update any such information to the extent contained in an offering document if Antev becomes aware of any new material information;

(v) providing reasonable and customary assistance to the Purchaser and the Purchaser Advisors with the preparation of pro forma financial information and pro forma financial statements to the extent necessary and customary to be included in any materials required in connection with any Financing; and

(vi) using commercially reasonable efforts to cause any of Antev's current or former independent auditors to cooperate with obtaining any Financing, including causing such independent auditors to perform reviews of interim financial information and provide required accountant's comfort letters in customary form (including "negative assurance" comfort) and any required consents; provided that, notwithstanding the foregoing, it is understood the results of such reviews are not guaranteed.

10.2 Public Notices

The Parties agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other Parties, except as may be required upon written advice of counsel to comply with Applicable Laws or regulatory requirements after consulting with the other Parties and seeking their reasonable consent to such announcement. Notwithstanding the foregoing, each of the Antev Vendors agrees that any consent of Antev prior to Closing with respect to any public announcements by the Purchaser will be deemed to also be the consent of each of the Antev Vendors in connection with any such public announcement.

10.3 Non-Solicitation

(a) Except as provided for herein, neither Antev nor any of the Antev Vendors shall, directly or indirectly, through any Employee, representative (including any financial or other advisor) or agent of Antev, or any affiliate thereof (collectively, the "Representatives"): (i) make, solicit, assist, initiate, encourage or otherwise facilitate the initiation of any inquiries or proposals regarding an Acquisition Proposal, including by way of furnishing or providing copies of, access to, or disclosure of, any information, properties, facilities, books or records of Antev, or entering into any form of agreement, arrangement or understanding; (ii) enter into, or otherwise engage or participate in, any discussions or negotiations with any Person (other than the Purchaser or any of its Affiliates) regarding an Acquisition Proposal; provided, however, that Antev may communicate with any Person making an Acquisition Proposal for the purpose of advising such Person that the Acquisition Proposal shall not be considered or accepted; (iii) approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend, any Acquisition Proposal, or (iv) accept or enter into, or publicly propose to accept or enter into, any Contract in respect of any Acquisition Proposal.

(b) Antev shall, and shall cause its respective Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Person conducted prior to the date of the Letter of Intent by it or any of its Representatives with respect to any Acquisition Proposal, and, in connection therewith, Antev and each Antev Vendor will discontinue access to any of confidential information with respect to Antev and the Antev Business, and not establish or allow access to any of Antev's confidential information, or any data room, virtual or otherwise, and shall as soon as possible request, to the extent entitled to do so, and exercise all rights it has to require, the return or destruction of all information regarding Antev previously provided to any such Person or any other Person, and will request, and exercise all rights it has to require, the destruction of all material including, incorporating or otherwise reflecting any information regarding Antev in the possession of such Person or its affiliates.

(c) In the event that Antev or any Antev Vendor receives an Acquisition Proposal or any proposal, inquiry, offer or request that could lead to an Acquisition Proposal, it shall (subject to any confidentiality obligations which are binding on it) promptly notify the Purchaser, at first orally and then promptly, and in any event within 24 hours, in writing of the material terms and conditions thereof, and the identity of the Person(s) making the Acquisition Proposal, and provide the Purchaser with a copy of any such proposal, inquiry, offer or request, a copy of any other agreements which relate to the proposal, inquiry, offer or request to which it has access, copies of any documents, correspondence and other materials received in respect of, from or on behalf of, any such Person making the Acquisition Proposal, or any amendment to any of the foregoing.

ARTICLE 11

OTHER RIGHTS AND OBLIGATIONS

11.1 STANDSTILL

Each Antev Vendor hereby irrevocably and unconditionally covenants with the Purchaser that, for a period of 36 months from the Closing Date, such Antev Vendor shall not, and shall cause its Associates and Affiliates not to, in each case by exercising the rights attached to their Consideration Shares only:

(a) separately from the Purchaser Board-approved proxy circular, make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any other person with respect to the voting of any voting securities of the Purchaser;

(b) otherwise act, alone or in concert with others, to seek to control the management, the Purchaser Board or policies of the Purchaser;

(c) effect, seek, offer or propose any take-over bid, amalgamation, merger, arrangement, business combination, re-organization, restructuring, liquidation, disposition of a material portion of the assets or other extraordinary transaction by or with respect to the Purchaser or any of its subsidiaries;

(d) requisition any meeting of shareholders of the Purchaser;

(e) nominate any person for election as a director of the Purchaser;

(f) have any discussions or enter into any arrangements, understandings or agreements, whether written or oral, with, or advise, finance, aid, assist, encourage or act in concert with, any other persons in connection with any of the foregoing; or

(g) make any public announcement with respect to the foregoing or take any action that might require the Purchaser to announce the possibility of any of the foregoing.

For the avoidance of doubt, nothing in this Section 11.1 shall restrict the Antev Vendor from selling their Consideration Shares following the lock-up and resale restrictions set forth in Sections 2.9 and 2.10 or from exercising any rights in relation to any Purchaser Shares they acquire which are not Consideration Shares, provided such Purchaser Shares (that are not Consideration Shares) were not acquired in violation of this Section 11.1.

11.2 Termination of Standstill

The limitations and prohibitions set forth above in Section 11.1 shall cease to apply (but solely for the purpose of any Antev Vendor or any of their respective Affiliates making a proposal to the Purchaser or an offer for all of the Purchaser Shares) upon a public announcement:

(a) by the Purchaser that it has agreed to a merger, amalgamation, arrangement or direct or indirect sale of all or substantially all of its assets or similar transaction with or to a third party (other than an Antev Vendor, any Affiliate of an Antev Vendor or any person acting jointly or in concert with any of them) which, if the transaction is successfully completed, will result in the shareholders of the Purchaser holding less than fifty percent (50%) of the voting securities of the resulting corporation or entity (or its parent corporation or entity, if the resulting corporation or entity is to be a wholly-owned subsidiary of another corporation or entity after successful completion of the transaction); or

(b) by the Purchaser that it has entered into an agreement with a third party pursuant to which the Purchaser has agreed to support and recommend a take-over bid for the Purchaser Shares by such third party (or an Affiliate of such third party).

11.3 Voting

Each Antev Vendor hereby irrevocably and unconditionally covenants with the Purchaser that, for a period of 36 months from the Closing Date (or during such shorter period as it continues to hold the relevant Consideration Shares), such Antev Vendor shall vote its relevant Consideration Shares in favour of the nominees for the Purchaser Board put forth by management of the Purchaser at each meeting of the shareholders of the Purchaser at which there is an election of directors.

11.4 FDA Trials

(a) The Purchaser shall use its commercially reasonable best efforts to commence patient recruitment to advance the CDP of Teverelix within 12 months following the Closing Date. Such efforts specifically include, but are not limited to, capital formation (including by raising capital for this purpose through an issuance of further shares of the Purchaser) to support the CDP for preventing recurrence of

AUR and treatment of advanced prostate cancer in patients with high cardiovascular risk.

(b) In the event that the Purchaser fails to commence an FDA Phase 2 trial (defined as First Patient In the trial dosed) on either the advanced prostate cancer or AUR indication within 12 months following the Closing Date, as additional consideration, the Antev Vendors shall in aggregate receive $1.5 million (inclusive of VAT (if applicable)) for each indication so delayed (the "Delay Fees"), subject to pro rata reduction to the extent shareholders of Antev either (A) accept the Tag Offer or (B) neither accept the Tag Offer nor sell their Antev Shares under this Agreement, which shall be paid to the Antev Vendors in accordance with their respective pro rata interest in the Consideration Shares issued to such Antev Vendor at the Closing.

(c) For the avoidance of doubt, if the Purchaser uses commercially reasonable best efforts to commence the FDA Phase 2 Trials and the delays occur for regulatory or other reasons beyond the control of the Purchaser, no Delay Fees shall be payable.

(d) For avoidance of doubt, the Antev Vendors are entitled to the Delay Fees in addition to any Contingent Consideration that is due and payable pursuant to Section 2.3.

(e) The Purchaser shall at all times act in good faith in its ownership of Antev and the Antev Intellectual Property, and the operation of Antev's business, and shall not knowingly do (or omit to do) anything with the intention of artificially reducing the Contingent Consideration.

11.5 Registration

(a) Shelf Registration. The Purchaser shall, as promptly as reasonably practicable and in any event no later than 30 days after the Closing Date (the "Filing Deadline"), prepare and file with the SEC an initial Registration Statement (the "Initial Registration Statement") covering the resale of all Registrable Securities. Before filing the Registration Statement, the Purchaser shall furnish to the Antev Vendors a copy of the Registration Statement. The Antev Vendors and their counsel shall have at least three Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related Prospectus, prior to its filing with the SEC. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Purchaser Shares resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any Purchaser Shares or other Purchaser Securities for the account of any other holder without the prior written consent of Antev Vendors holding a majority of the Registrable Securities then outstanding. The

Purchaser shall (a) use commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as are reasonably proposed by the Antev Vendors or their counsel, and (b) not file any Registration Statement or Prospectus or any amendment or supplement thereto containing information regarding any Antev Vendor to which such Antev Vendor reasonably objects, unless such information is required to comply with any applicable law or regulation. Each Antev Vendor shall furnish all information reasonably requested by the Purchaser and as shall be reasonably required in connection with any registration referred to in this Agreement.

(b) Form S-3. Each Registration Statement filed pursuant to Section 11.5(a) shall be on Form S-3; provided that if the Purchaser is not eligible to use Form S-3 or if Form S-3 is not available for the registration of the resale of Registrable Securities, the Purchaser shall (A) register the resale of the Registrable Securities on Form S-1 or such other appropriate form as is available for use by the Purchaser for the registration of the resale of Registrable Securities and (B) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Purchaser shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(c) Effectiveness. The Purchaser shall use commercially reasonable efforts to have the Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of (a) the 75th calendar day following the initial filing date of the Initial Registration Statement and (b) the fifth Business Day after the date the Purchaser is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be "reviewed" or will not be subject to further review (the "Effectiveness Deadline"). The Purchaser shall notify the Antev Vendors by e-mail as promptly as practicable, and in any event, within 24 hours, after the Registration Statement or any amendment thereto is declared effective or any Prospectus supplement is filed or the Registration Statement or Prospectus is otherwise supplemented and shall provide the Antev Vendors with copies of any Prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby. The Purchaser shall use commercially reasonable efforts to keep a Registration Statement continuously effective pursuant to Rule 415 promulgated under the 1933 Act and available for the resale by the Antev Vendors of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Antev Vendors shall have resold all the Registrable Securities covered thereby; and (ii) the date on which all Registrable Securities may be resold by the Antev Vendors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Purchaser to be in compliance with the current public information requirement under Rule 144 under the 1933 Act or any other rule of similar effect (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d) Allowed Delays. On no more than two occasions and for not more than 30 consecutive days or for a total of not more than 60 days in any 12 month period, the Purchaser may delay the effectiveness of any Registration Statement, or suspend the use of any Prospectus, in the event that the Purchaser or the Purchaser Board determines, in good faith and upon advice of legal counsel, that such delay or suspension is necessary to (i) delay the disclosure of material non-public information concerning the Purchaser, the disclosure of which at the time is not, in the good faith opinion of the Purchaser, in the best interests of the Purchaser or (ii) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an "Allowed Delay"); provided, that the Purchaser shall promptly (1) notify each Antev Vendor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Antev Vendor) disclose to such Antev Vendor any material non-public information giving rise to an Allowed Delay, (2) advise the Antev Vendors in writing to cease all sales under the applicable Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(e) Rule 415; Cut-back. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act (provided, however, the Purchaser shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires any Antev Vendor to be named as an "underwriter," the Purchaser shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering "by or on behalf of the issuer" as defined in Rule 415 and that none of the Antev Vendors is an "underwriter." The Antev Vendors shall have the right to select one legal counsel, which counsel shall be selected by Antev Vendors holding a majority of the Registrable Securities then outstanding, to review and oversee any registration or matters pursuant to this Section 11.5(e), including participation in any meetings or discussions with the SEC regarding the SEC's position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which any Antev Vendor's counsel reasonably objects. In the event that, despite the Purchaser's commercially reasonable efforts and compliance with the terms of this Section 11.5(e), the SEC refuses to alter its position, the Purchaser shall (i) remove from such Registration Statement such portion of the Registrable Securities (the "Cut-back Shares") and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Purchaser's compliance with the requirements of Rule 415 (collectively, the "SEC Restrictions"); provided, however, that the Purchaser shall not name any Antev Vendor as an "underwriter" in such Registration Statement without the prior written consent of such Antev Vendor (provided that, in the event an Antev Vendor withholds such consent, the Purchaser shall have no obligation hereunder to include any Registrable Securities held by such Antev Vendor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires such Antev Vendor to be named as an "underwriter" in such Registration Statement or such Antev Vendor otherwise consents in writing to being so named). Any cut-back imposed on the Antev Vendors pursuant to this Section 11.5(e) shall be allocated among the Antev Vendors on a pro rata basis and shall be applied first to any of the Registrable Securities of each Antev Vendor as such Antev Vendor shall designate, unless the SEC Restrictions otherwise require or provide or the Antev Vendors otherwise agree.

(f) Stop Orders and Suspensions. The Purchaser shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Purchaser shall advise the Antev Vendors promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (1) of the Purchaser's receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to any Registration Statement or Prospectus or for any additional information; (2) of the Purchaser's receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, or of the Purchaser's receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (3) of the Purchaser becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any Prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any Prospectus in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements then made therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any Prospectus to comply with the 1933 Act or any other law. The Purchaser shall not be required to disclose to the Antev Vendors the substance of specific reasons of any of the events set forth in clause (1) to (3) of the immediately preceding sentence (each, a "Suspension Event"), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, the Purchaser shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest practicable time. The Purchaser shall furnish to the Antev Vendors, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Purchaser or its representatives relating to any Registration Statement, Prospectus, or Prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (3) of the first sentence of this Section 11.5(f), the Purchaser will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under the Registration Statement may resume; provided, however, that if the Purchaser has a bona fide business purpose for not making such information public, the Purchaser may suspend the use of the Registration Statement for up to 30 consecutive calendar days; provided, further, that the Purchaser may not suspend the use of the Registration Statement more than twice, or for more than 60 total calendar days, in each case during any twelve-month period.

(g) Amendments and Supplements. The Purchaser shall prepare and file with the SEC any amendments, post-effective amendments or supplements to any Registration Statement or Prospectus, as applicable (a) as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby, or (b) in the reasonable opinion of the Antev Vendors and the Purchaser, as may be necessary or advisable in connection with any sale or other disposition of Registrable Securities by the Antev Vendors. The Purchaser shall not file any amendment or supplement to any Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Antev Vendors, the Registrable Securities or the transactions contemplated hereby unless (A) the Antev Vendors and their counsel shall have been advised and afforded the opportunity to review and comment thereon at least three (3) Business Days prior to filing with the SEC and (B) the Purchaser shall have given reasonable due consideration to any comments thereon received from the Antev Vendors or their counsel.

(h) Blue Sky. The Purchaser shall register or qualify or cooperate with the Antev Vendors and their counsel in connection with the registration or qualification of the Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Antev Vendors; provided, however, that the Purchaser shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 11.5(h), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 11.5(h), (iii) file a general consent to service of process in any such jurisdiction, or (iv) file a prospectus or registration statement (or the equivalent) in such jurisdiction.

(i) Cooperation with Suspensions. Each Antev Vendor, severally and not jointly with any other Antev Vendor, agrees that, upon receipt of any notice from the Purchaser of the existence of an Allowed Delay as set forth in Section 11.5(d) or a Suspension Event as set forth in Section 11.5(f), such Antev Vendor will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until such Antev Vendor's receipt of a notice from the Purchaser confirming the resolution of such Allowed Delay or Suspension Event and that such dispositions may again be made; provided, for the avoidance of doubt, that the foregoing shall not limit the right of any Antev Vendor to sell or otherwise dispose of Registrable Securities pursuant to Rule 144 or any other exemption from the registration requirements of the 1933 Act or to settle a transaction pursuant to a Registration Statement as to which a contract for such sale was entered into prior to such Antev Vendor's receipt of the notice from the Purchaser of the existence of the Allowed Delay or Suspension Event. The Purchaser shall cause its transfer agent to deliver unlegended Purchaser Shares to a transferee of an Antev Vendor in accordance with any sale of Registrable Securities pursuant to a Registration Statement with respect to which such Antev Vendor has entered into a contract for sale prior to such Antev Vendor's receipt of the notice from the Purchaser of the existence of the Allowed Delay or Suspension Event.

(j) Cooperation in Preparation of Filings. Each Antev Vendor, severally and not jointly with any other Antev Vendor, agrees to cooperate with the Purchaser as reasonably requested by the Purchaser in connection with the preparation and filing of any amendments and supplements to any Registration Statement hereunder, unless such Antev Vendor has notified the Purchaser in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(k) Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Section 11.5 shall be borne by the Purchaser. All Selling Expenses relating to securities registered on behalf of the Antev Vendors shall be borne by the Antev Vendors pro rata on the basis of the number of Registrable Securities so registered.

(l) Indemnification.

(i) To the fullest extent permitted by law, the Purchaser shall, and hereby does, indemnify, hold harmless and defend the Antev Vendors, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Antev Vendors and each Person, if any, who controls the Antev Vendors within the meaning of the 1933 Act or the 1934 Act (each, a "Registration Indemnified Person"), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys' fees, amounts paid in settlement or reasonable and documented expenses, (collectively, "Registration Claims") reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not a Registration Indemnified Person is or may be a party thereto ("Registration Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, or (B) any violation or alleged violation by the Purchaser or any of its subsidiaries of the 1933 Act, the 1934 Act or any state securities or "blue sky" laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Purchaser or its agents and relating to action or inaction required of the Purchaser in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (A) and (B) being, collectively, "Registration Violations"). The Purchaser shall reimburse each Registration Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Registration Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 11.5(l)(i): (1) shall not apply to a Registration Claim by a Registration Indemnified Person arising out of or based upon a Registration Violation which occurs in reliance upon and in conformity with information furnished in writing to the Purchaser by such Registration Indemnified Person specifically for use in such Registration Statement or prospectus and was reviewed and approved in writing by such Registration Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any prospectus or any such amendment thereof or supplement thereto, in each case if the foregoing was timely made available by the Purchaser; (2) with respect to any superseded Prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Registration Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Registration Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Registration Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a Registration Violation; (3) shall not apply to amounts paid in settlement of any Registration Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Registration Indemnified Person and shall survive the transfer of the Registrable Securities by the Antev Vendor.

(ii) In connection with any Registration Statement or any Prospectus, each Antev Vendor, severally and not jointly, agrees to indemnify, hold harmless and defend the Purchaser, each of its directors, each of its officers who signs any Registration Statement, each Person, if any, who controls the Purchaser within the meaning of the 1933 Act or the 1934 Act (each, a "Registration Indemnified Party"), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any Registration Violation, in each case to the extent, and only to the extent, that such Registration Violation occurs in reliance upon and in conformity with information about such Antev Vendor furnished in writing by such Antev Vendor to the Purchaser and reviewed and approved in writing by such Antev Vendor expressly for use in connection with the preparation of the applicable Registration Statement or Prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of an Antev Vendor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Antev Vendor in connection with any claim relating to this Section 11.5(l) and the amount of any damages such Antev Vendor has otherwise been required to pay by reason of such untrue statement or omission) received by such Antev Vendor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Registration Indemnified Party and shall survive the transfer of the Registrable Securities by any Antev Vendor.

(iii) Promptly after receipt by a Registration Indemnified Person or Registration Indemnified Party under this Section 11.5(l) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Registration Claim, such Registration Indemnified Person or Registration Indemnified Party shall, if a Registration Claim in respect thereof is to be made against any indemnifying party under this Section 11.5(l), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Registration

Indemnified Person or the Registration Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Registration Indemnified Person or the Registration Indemnified Party for any legal or other expenses subsequently incurred by the Registration Indemnified Person or the Registration Indemnified Party in connection with the defense thereof; provided, however, that a Registration Indemnified Person or Registration Indemnified Party (together with all other Registration Indemnified Persons and Registration Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Registration Indemnified Person or Registration Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Registration Indemnified Person or Registration Indemnified Party and any other party represented by such counsel in such proceeding. The Registration Indemnified Party or Registration Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Registration Indemnified Party or Registration Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Registration Indemnified Party or Registration Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Registration Indemnified Party or Registration Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (A) imposes no liability or obligation on, (B) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Registration Indemnified Party or Registration Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (C) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the Registration Indemnified Party or Registration Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Registration Indemnified Party or Registration Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Registration Indemnified Person or Registration Indemnified Party under this Section 11.5(l), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iv) The indemnification required by this Section 11.5(l) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Registration Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 11.5(l) which Person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the Person making it.

(v) The indemnity agreements contained in this Section 11.5(l) shall be in addition to (A) any cause of action or similar right of the Registration Indemnified Party or Registration Indemnified Person against the indemnifying party or others, and (B) any liabilities the indemnifying party may be subject to pursuant to the law.

(m) Contribution. To the extent any indemnification by an indemnifying party provided for under Section 11.5(l) is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 11.5(l) to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 11.5(m) and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.

11.6 Legend Removal

Following the earliest of (a) the effective date of any registration statement filed with the SEC registering the resale of the Consideration Shares, (b) the date that any Consideration Share may be resold without the requirement for adequate current public information about the Purchaser to be available under Rule 144 promulgated under the 1933 Act and (c) the date that any Consideration Share is sold or transferred pursuant to Rule 144 or another exemption from registration under the 1933 Act that permits the recipient of such Consideration Share to hold such Consideration Share not subject to restrictions on transfer, the Purchaser shall promptly, and in any event within two Business Days, use commercially reasonable efforts to cause its transfer agent and registrar to remove any stop transfer restrictions, legends and other equivalent measures with respect to such Consideration Share implemented in accordance with the release schedule set forth in Section 2.9 and shall deliver, or cause its counsel to deliver, to the transfer agent or registrar any legal opinion or certificate that the transfer agent or registrar shall request or require in connection with the removal of such restrictions, legends or other equivalent measures.

11.7 Current Public Information

With a view to making available to the Antev Vendors the benefits of Rule 144 promulgated under the 1933 Act (or any successor rule) and any other rule or regulation of the SEC that may at any time permit the holders of Consideration Shares to sell such shares to the public without registration, the Purchaser covenants and agrees to use its commercially reasonable efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144 promulgated under the 1933 Act, and (ii) file with the SEC in a timely manner all reports and other documents required of the Purchaser under the 1934 Act.

11.8 Board Nominee

The Purchaser shall take all such reasonable actions as may be necessary or desirable to ensure that, with effect as of or promptly following the Closing, the Purchaser Board will be reconstituted to nominate Patrick J. Mahaffy, the Chairman of Antev, to serve of the Purchaser Board, provided that such nominee consents to act as director of the Purchaser Board, meets the qualification requirements to serve as a director under the rules and policies of Nasdaq and the Organizational Documents of the Purchaser, and shall be eligible under Applicable Laws to serve as a director of the Purchaser Board.

11.9 D&O Policy

After Closing, the Purchaser shall use all reasonable endeavours to ensure that Antev shall comply with its obligations under the directors' and officers' policy in the name of Antev (the "D&O Policy") as in force at Completion and maintain it in unamended form until the sixth anniversary of Completion or, if the D&O Policy is not so maintained, promptly notify the Antev Vendors' Representatives and arrange that one or more director and officer run-off insurance policies are obtained by the Purchaser or Antev (together, the "Run-Off Policies"), together providing (to the extent reasonably obtainable in the insurance market at the relevant time on reasonable terms and for a reasonable premium) cover for the same risks, on principal terms which are no less favourable and in respect of each director of Antev who is covered by the D&O Policy at Closing, and promptly provide the Antev Vendors' Representatives with a copy of the terms and conditions of each such Run-Off Policy and proof of the payment of any premium in respect of it in full, provided that the cost of such policies shall not exceed $40,000 per year.

11.10 Further Assurances

After Closing, pending registration of the Purchaser as owner of the Antev Vendors' Shares, the Antev Vendors shall exercise all voting and other rights in relation to the Antev Vendors' Shares in accordance with the Purchaser's instructions.

11.11 Code Section 338 Election

The Parties acknowledge that Purchaser may, to the extent permitted under Applicable Law, make an election under Section 338(g) of the Code, and any similar provision under state, local, municipal, provincial, territorial or non-U.S. law with respect to the Transaction. The Antev Vendors shall use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by Purchaser, in connection with making such election.

11.12 Meeting of Members of Antev

(a) In a timely and expeditious manner, Antev shall prepare all documents and notices required in connection with any meeting of the members of Antev relating to the subject matter described in Section 8.1(e) and/or Section 8.1(f) (as applicable) (an "Antev Meeting"), provide the Purchaser with a reasonable opportunity to comment thereon and reasonably consider all comments provided thereon by the Purchaser, to the extent that such documents and notices have not already been circulated to the members of Antev prior to the date of this Agreement.

(b) Antev shall consult with the Purchaser in fixing the date of the Antev Meeting and giving notice of the Antev Meeting, to the extent such date has not already been fixed and such notice has not already been given prior to the date of this Agreement, and allow, if requested in writing and to the extent permitted by Applicable Law and by the chair of the Antev Meeting, representatives of the Purchaser (including its legal counsel) to attend the Antev Meeting.

(c) Antev will use its reasonable endeavours to solicit proxies, consents and/or powers of attorney in favour of the approval of the matters described in Section 8.1(e) and/or Section 8.1(f) (as applicable) and against any resolution submitted by any member of Antev that is inconsistent with such matters, and will coordinate with the Purchaser on any decision to postpone or adjourn an Antev Meeting and on the timing thereof.

ARTICLE 12

TERMINATION

12.1 Termination

This Agreement may be terminated at any time prior to the Closing by:

(a) mutual written agreement of the Purchaser and Antev;

(b) the Purchaser, if there has been a material breach by Antev of any material warranty, covenant or agreement set forth in this Agreement on the part of Antev that is not cured, to the reasonable satisfaction of the Purchaser, within 15 Business Days after notice of such breach is given by the Purchaser to Antev (except that no cure period will be provided for a breach by Antev that, by its nature, cannot be cured);

(c) Antev, if there has been a material breach by the Purchaser of any material warranty, covenant or agreement set forth in this Agreement on the part of the Purchaser that is not cured, to the reasonable satisfaction of Antev, within 15 Business Days after notice of such breach is given by Antev to the Purchaser (except that no cure period will be provided for a breach by the Purchaser that by its nature cannot be cured);

(d) either the Purchaser or Antev if any Order of a Governmental Body of competent authority or determination by Nasdaq preventing the consummation of the transactions contemplated by this Agreement has become final and non-appealable;

(e) subject to compliance by Antev with Section 11.12 in all material respects, either the Purchaser or Antev if the conditions precedent at Section 8.1(e) and/or Section 8.1(f) shall not have been satisfied or waived on or before July 31, 2025, provided such date may be extended by mutual agreement of Antev and the Purchaser in writing; or

(f) either the Purchaser or Antev if the other conditions precedent at Sections 7.1 and 8.1 shall not have been satisfied or waived on or before August 31, 2025 (the "Outside Date"), except that the right to terminate this Agreement under this Section 12.1(f) shall not be available to any Party whose failure to fulfill any of its obligations or whose breach of any of its warranties under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date, provided the Outside Date may be extended by mutual agreement of Antev and the Purchaser in writing.

12.2 Agreement of No Further Force or Effect

If either the Purchaser or Antev wishes to terminate this Agreement pursuant to Section 12.1 (other than pursuant to Section 12.1(a)), such Party shall give written notice of such termination to the other Party and this Agreement will be of no further force or effect, except as otherwise expressly contemplated hereby and provided that the provisions in Sections 10.3, 12.2, 14.1 and 14.5 shall survive any termination hereof; and provided further that no termination of this Agreement will relieve any Party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations under this Agreement by such Party.

ARTICLE 13
ANTEV VENDORS' REPRESENTATIVES

13.1 Each Antev Vendor hereby appoints the Antev Vendors' Representatives to be that Antev Vendor's agents in that Antev Vendor's name and on that Antev Vendor's behalf to:

(a) act as that Antev Vendor's representatives and the principal contacts with the Purchaser in respect of the matters specified in this Agreement or any Transaction Document; and

(b) exercise all powers and discretions and do all necessary acts, deeds, things as the Antev Vendors' Representatives may be reasonably required or empowered to do on behalf of the Antev Vendor pursuant to, and to give full effect to the provisions of, this Agreement or any Transaction Document.

13.2 Each Antev Vendor undertakes to ratify and confirm whatever the Antev Vendors' Representatives shall do in good faith or do or cause to be done pursuant to the appointment made in Section 13.1, and to indemnify the Antev Vendors' Representatives and keep the Antev Vendors' Representatives fully indemnified against all losses, liabilities, damages, costs, claims or expenses which the Antev Vendors' Representatives may suffer or incur as a result thereof, save in the case of fraud or bad faith. Each Antev Vendor acknowledges and agrees that any person (including the Purchaser) who deals with the Antev Vendors' Representatives in respect of the matters specified in this Agreement and any Transaction Document, acting in good faith, may place full reliance on the Antev Vendors' Representatives' power and authority to bind the Antev Vendors in respect of such matters and the Antev Vendors' Representatives' power and authority under this Agreement (and any Transaction Document) is irrevocable.

13.3 If either of the Antev Vendors' Representatives appointed in accordance with this Article 13 determines that he is unable to act as an Antev Vendors' Representative for any reason, such Antev Vendors' Representative may elect to be substituted as an Antev Vendors' Representative by another Antev Vendor who is willing to act as an Antev Vendors' Representative (with the written consent of the holders of more than 50% of either the Antev Vendors' Securities or the Consideration Shares and in accordance with this Article 13). The Antev Vendors may also remove either of the initial Antev Vendors' Representatives and appoint replacement Antev Vendors' Representative(s) in place of the person(s) named in Section 13.1(a) and notify the Purchaser in writing of the substitute's full name and address within the United Kingdom (acting by way of the written consent of the holders of more than 50% of either the Antev Vendors' Securities or the Consideration Shares). Until the Purchaser receives such notification, it will be entitled to treat the persons named in Section 13.1(a) as the Antev Vendors' Representatives for the purposes of this Article 13. The provisions of this Article 13 shall apply mutatis mutandis in respect of any persons so appointed.

ARTICLE 14

GENERAL

14.1 EXPENSES

(a) The Purchaser shall advance the Transaction Expenses in the event that the Closing occurs, provided that, if the Closing does not occur as a result of the termination of this Agreement, then the Purchaser shall in any case reimburse Antev for documented costs incurred by Antev in auditing the Antev Financial Statements and re-classifying of Antev's accounting principles from UK GAAP to US GAAP.

(b) In addition to the Purchaser's obligations under Section 14.1(a) and notwithstanding anything else contained in this Agreement, in the event that the Closing occurs, the Purchaser shall indirectly assume and promptly procure for Antev to settle permitted Closing Indebtedness of Antev of (i) up to a maximum of $275,000 (inclusive of all applicable taxes) of cash fees payable to a financial advisor, (ii) accrued compensation of the Antev Board up to a maximum of £158,333 in cash (subject to any applicable withholdings), and (iii) other Closing Indebtedness of Antev up to a maximum value of 10% of the aggregate of the maximum amount of the Transaction Expenses plus the amounts listed in (i) and (ii) above, all as more particularly described in the Antev Disclosure Statement.

(c) Antev shall issue to Medicus an Antev ASA, on substantially the same terms as the mostly recently issued Antev ASAs, in an amount equal to the Transaction Expenses as described in Section 14.1(a) plus any permitted Closing Indebtedness of Antev as described in Section 14.1(b). Such Antev ASA issued to Medicus at the Closing shall be convertible into Antev Shares at a conversion price of $2.13 per Antev Share.

(d) Subject to Section 14.1(a) and Section 14.1(b), and except as otherwise stated in this Agreement, each Party will be responsible for and bear all of its own costs and expenses (including those of such Party's Employees, representatives (including any financial or other advisers) agents, brokers and finders, and any Affiliates thereof) incurred in connection with the preparation of this Agreement and the transactions contemplated by this Agreement.

(e) The Purchaser shall bear any stamp duty, stamp duty reserve tax, or other similar transfer Taxes or registration duties arising in respect of the transfer of the Antev Vendors' Shares to the Purchaser pursuant to this Agreement.

14.2 Assignment

Other than as contemplated by Section 2.3, no Party may assign any of its respective rights under this Agreement without the prior consent of each of the other Parties, provided that the consent of Antev prior to Closing to any assignment by the Purchaser will be deemed to also be the consent of each of the Antev Vendors. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors and permitted assigns of each of the Parties, as applicable. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and assigns, as applicable.

14.3 Notices

Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by email or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

(a) If to the Purchaser:

Medicus Pharma Ltd.

300 Conshohocken State Rd., Suite 200

W. Conshohocken, Pennsylvania, USA 19428
Attn: [***]

With a copy (which will not constitute notice) to:

Bennett Jones LLP

Suite 3400, First Canadian Place
100 King Street West

Toronto, Ontario, Canada

Attn: [***]

and to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, NY 10019-6064

Attn: [***]

(b) If to Antev:

(c) Antev Limited
IBEX House
Baker street
Weybridge, England KT13 8 AH
United Kingdom
Attn: [***]

With a copy (which will not constitute notice) to:

Ashfords LLP

Tower Wharf

Cheese Lane

Bristol, United Kingdom BS2 0JJ

Attn: [***]

(d) If to any Antev Vendor, to the address and (where applicable) email address of the Antev Vendor shown in Schedule "A"

(or to such other address or number as any Party may specify by notice in writing to the others).

Any notice delivered or sent by email or other means of electronic communication capable of producing a printed copy on a Business Day will be deemed conclusively to have been effectively given on the day the notice was sent or, if such day is not a Business Day, on the next following Business Day.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting; but if at the time of posting or between the time of posting and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

14.4 Independent Legal Advice

The Parties acknowledge that this Agreement is the product of arm's length negotiation among the Parties, each having been given the opportunity to obtain its own independent legal advice, and that this Agreement will be construed neither strictly for nor strictly against any Party, irrespective of which Party was responsible for drafting this Agreement.

14.5 Governing Law; Venue

This Agreement and any non-contractual obligation in connection with it is governed by, and shall be construed in accordance with, the laws of England and Wales. The courts of England and Wales have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement, and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England and Wales.

14.6 Severability

If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties. To the extent it is not possible to delete or modify the provision, in whole or in part, then such provision or part of it shall be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement. All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect, and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

14.7 Entire Agreement

The schedules attached hereto and Antev Disclosure Statement are incorporated herein and expressly intended to be part of this Agreement. This Agreement, the schedules attached hereto, the Antev Disclosure Statement, the Confidentiality Agreement and the other Transaction Documents contain the entire agreement between the Parties with respect to the subject matter hereof, and expressly supersede and terminate all prior offers, arrangements and understandings, both written and oral, expressed or implied, with respect thereto, including the Letter of Intent.

14.8 Third Party Rights

(a) Except as expressly stated in this Agreement, this Agreement does not confer any rights on any person or party under the Contracts (Rights of Third Parties) Act 1999.

(b) The third party referred to in Article 13 may directly enforce only those Articles in which they are referred to.

(c) The Parties may rescind, vary or terminate this Agreement in accordance with its terms without the consent of, or notice to, any third parties referred to in Section 14.8(b).

14.9 Further Assurances

The Parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances, as may be necessary to give full effect to the provisions and intent of this Agreement.

14.10 Enurement

This Agreement and each of the terms and provisions hereof will enure to the benefit of, and be binding upon, the Parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, as applicable.

14.11 {Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the Parties. For the avoidance of doubt, the Antev Vendors' Representatives may sign any such amendments on behalf of the Antev Vendors.

14.12 Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original, and all of which will together constitute one and the same instrument, and delivery of an executed copy of this Agreement by email transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the Execution Date.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Parties have duly executed this Securities Exchange Agreement as of the Execution Date.

ANTEV LIMITED	MEDICUS PHARMA LTD.

By: /s/ Amit Kohli	By: /s/ Dr. Raza Bokhari

Authorized Signatory	Authorized Signatory

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON
BEHALF OF [***] PURSUANT

TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON
BEHALF OF [***] PURSUANT

TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

Accepted and Agreed:

Dated: June 29, 2025	SIGNED BY AMIT KOHLI FOR AND ON BEHALF OF [***] PURSUANT TO A POWER OF ATTORNEY

Per: /s/ Amit Kohli
Name: Amit Kohli
Title: CEO

SCHEDULE "A"

PART I - LIST OF INITIAL ANTEV VENDORS

[***]

PART II - LIST OF ADHERING ANTEV VENDORS

[***]

SCHEDULE "B"

CERTIFICATE AND JOINDER AGREEMENT OF

NON-U.S. ANTEV VENDOR

[***]

SCHEDULE "C"

CERTIFICATE AND JOINDER AGREEMENT OF U.S. ANTEV VENDOR

[***]

SCHEDULE "D"

PURCHASER SECURITIES

Common Shares: 17,816,266

Warrants to Purchase Common Shares: 5,941,795

Stock Options: 1,985,000

SCHEDULE "E"

DEED OF ADHERENCE

[***]

SCHEDULE "F"

DRAG ALONG NOTICE

[***]

SCHEDULE "G"

SIDE LETTER AGREEMENT

[***]

IN WITNESS WHEREOF the Parties have duly executed this Deed of Variation as of the Variation Date.

EXECUTED	/s/ Amit Kohli
Signature of director
as a
Amit Kohli
DEED	Name of director

by	[***]
Signature of witness
ANTEV LIMITED
[***]
acting by a director in the presence of a witness	Name of witness

[***]
Address of witness

[***]
Occupation of witness

EXECUTED

as a
/s/ Dr. Raza Bokhari
DEED
Signature of authorised signatory

by
Dr. Raza Bokhari
MEDICUS PHARMA LTD.
Name of authorised signatory

acting by an authorised signatory

EXECUTED	/s/ Amit Kohli
Signature of Antev Vendors' Representative
as a

DEED

by	[***]
Signature of witness
AMIT KOHLI
[***]
acting as an Antev Vendors' Representative on behalf of the Antev Vendors	Name of witness

[***]
Address of witness

[***]
Occupation of witness

EXECUTED	/s/ Olav Hellebo
Signature of Antev Vendors' Representative
as a

DEED

by	[***]
Signature of witness
OLAV HELLEBO
[***]
acting as an Antev Vendors' Representative on behalf of the Antev Vendors	Name of witness

[***]
Address of witness

[***]
Occupation of witness